UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SPY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 4, 2012

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders of SPY Inc. on Wednesday, June 6, 2012, at 9:00 a.m. (local time), at our offices located at 2070 Las Palmas Drive, Carlsbad, California 92011.

This booklet includes the formal notice of the meeting and the proxy statement for the meeting. After reading the proxy statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed envelope to ensure that your shares will be represented at the meeting. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. In addition, we have enclosed a copy of our Annual Report on Form 10-K, which includes our financial statements for the year ended December 31, 2011.

Your vote is important, so please return your proxy promptly. Our Board of Directors and management look forward to seeing you at the meeting.

Michael Marckx

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

June 6, 2012

To the Stockholders of SPY Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SPY Inc., a Delaware corporation, will be held on Wednesday, June 6, 2012, at 9:00 a.m. (local time), at our offices located at 2070 Las Palmas Drive, Carlsbad, California 92011, for the following purposes:

1.	To elect ten directors to serve until the 2013 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered certified public accountants for the year ending December 31, 2012;

3.	To approve the Spy Inc. Amended and Restated 2004 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Stockholders of record as of the close of business on April 17, 2012 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the annual meeting will be available for inspection at our Secretary’s office located at 2070 Las Palmas Drive, Carlsbad, California 92011, for ten days before the annual meeting.

It is important that your shares are represented at the annual meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

Sincerely,

Michael D. Angel

Chief Financial Officer, Treasurer and Secretary

Carlsbad, California

May 4, 2012

SPY INC.

2070 LAS PALMAS DRIVE

CARLSBAD, CALIFORNIA 92011

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on June 6, 2012:

The Notice of Annual Meeting of Stockholders, the Proxy Statement and Annual Report to Stockholders are available at investor.spyoptic.com

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SPY Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 2070 Las Palmas Drive, Carlsbad, California 92011, on Wednesday, June 6, 2012, at 9:00 a.m. (local time), and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K are first being mailed to stockholders on or about May 4, 2012.

Who Can Vote

Stockholders of record at the close of business on April 17, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 13,034,381 shares of common stock, $0.0001 par value per share, outstanding. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

If you are a record holder of our common stock, you may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you must mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy but do not mark your voting preference, your shares will be voted FOR the election of the nominees for directors listed in this Proxy Statement, FOR the ratification of the appointment of the Company’s independent registered certified public accountants, and FOR the approval of the SPY Inc. Amended and Restated 2004 Stock Incentive Plan.

If your shares are held by a bank, broker or other institution, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal.

Brokers and other nominees may vote on “routine” proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those firms. The ratification of the independent registered public accountants, for example, is a routine proposal. Brokers and other nominees may not vote on “non-routine” proposals, unless they have received voting instructions from the beneficial owner. The election of directors is a “non-routine” proposal. This means that brokers and other firms must obtain voting instructions from the beneficial owner to vote on the election of directors; otherwise they will not be able to cast a vote for the “non-routine” proposal. Similarly, the approval of the SPY Inc. Amended and Restated 2004 Stock Incentive Plan is a “non-routine” proposal. If your shares are held in the name of a broker, bank or other nominee, please follow their voting instructions so you can instruct your broker on how to vote your shares.

Revocation of Proxies

Stockholders of record can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

•	by submitting another proxy bearing a later date that is properly executed prior to or at the Annual Meeting.

Quorum and Required Vote

A majority of the aggregate number of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of establishing a quorum.

Directors are elected by a plurality vote. This means that, if a quorum exists at the Annual Meeting, the director nominees who receive the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

If a quorum exists at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the Company’s independent registered certified public accountants. Abstentions will have the same effect as votes against this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal.

As discussed in more detail under the section entitled, “Proposal Three: Approval of the Spy Inc. Amended and Restated 2004 Stock Incentive Plan – Required Vote,” below, the effectiveness of the Spy Inc. Amended and Restated 2004 Stock Incentive Plan is not contingent upon approval by the Company’s stockholders, except for the provision in the plan that would, if stockholder approval is obtained, increase the number of shares of the Company’s common stock that may be subject to stock options or stock appreciation rights granted in any calendar year to any single participant from an aggregate of 250,000 shares to an aggregate of 500,000 shares. If a quorum exists at the Annual Meeting, the effectiveness of such provision requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In addition, although not a condition to the effectiveness of the SPY Inc.

Amended and Restated 2004 Stock Incentive Plan, the affirmative vote of the holders of at least two-thirds of the shares of the Company’s common stock entitled to vote at the Annual Meeting is required in order to exempt the plan from the provision of the California securities laws that provides that at no time shall the total number of securities issuable under the plan exceed 30% of the Company’s then outstanding securities as calculated under section 260.140.45 of Title 10 of the California Code of Regulations. Accordingly, the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote is required to exempt the plan from such provision. Abstentions and broker non-votes are treated as shares entitled to vote at the Annual Meeting and will have the same effect as votes against this proposal.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board currently consists of ten members, each of whom are nominees for reelection. If the ten director candidates are elected, they will serve until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, votes pursuant to the proxy will be cast for a substitute candidate as may be designated by the Nominating and Corporate Governance Committee of the Board or in the absence of such designation, in a manner as the proxy holders may in their discretion determine. Alternately, in any such situation, the directors may, subject to the terms of our certificate of incorporation, take action to fix the number of directors for the ensuing year at the number of nominees and incumbent directors who are then able to serve. Proxies will then be voted for the election of such nominees as specified in the proxies.

Required Vote

Directors are elected by a plurality vote. This means that the nominees for directors who receive the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

The Board recommends a vote “For” the election of each nominee set forth below.

Biographical information concerning the nominees for director is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Greg Andrews	2010	50	Greg Andrews has served on the Board since October 2010 and brings to the Board valuable financial expertise as well as public company senior management experience. Mr. Andrews is currently the Chief Financial Officer of Ramco-Gershenson Properties Trust (NYSE: RPT), a publicly traded real estate investment trust listed on the New York Stock Exchange. Prior to joining Ramco-Gershenson in 2010, Mr. Andrews served as Chief Financial Officer of Equity One, Inc. from 2006 to 2009. From 1997 to 2006, Mr. Andrews was a Principal at Green Street Advisors, Inc., an investment research and advisory firm. Mr. Andrews also previously served as Vice President in the corporate (Hong Kong) and commercial real estate (U.S.) divisions of Bank of America and as an analyst at First Interstate Bank of California. Mr. Andrews received an M.B.A. from the Anderson School at UCLA and holds a B.A. in Architecture from Princeton University.

Name	Served as Director Since	Age	Principal Business Experience
Harry Casari	2004	75	Harry Casari has served on the Board since August 2004. Mr. Casari brings to the Board formal accounting and financial training and expertise and public company board experience. Since 1994, Mr. Casari has been a private investor. Mr. Casari worked as a certified public accountant for Ernst & Young LLP from 1969 until 1994 when he retired as a partner. Mr. Casari currently serves as a member of the board of director of Cohu, Inc. (NASDAQ:COHU), a semiconductor equipment, television camera, metal detection instrumentation and microwave communications equipment manufacturer. Mr. Casari previously served as a member and Chairman of the board of directors of Meade Instruments Corporation (NASDAQ:MEAD), an optics and telescope manufacturer, from June 2003 to January 2009; as a member of the board of directors of Catcher Holdings Inc., a publically traded corporation, from 2005 until 2008; and as a member of the board of directors of RedEnvelope, Inc., a publicly traded specialty gift retailer, from November 2006 to April 2008, when the company’s assets were sold in bankruptcy.

J. David Chute	2012	55	J. David Chute has extensive experience as a product consultant and an innovator in the sunglass industry. Mr. Chute is President of i2C Ventures, LLC, a company he founded in 2003 that consults with, commercializes and invests in early state proprietary consumer products. Mr. Chute is also co-founder of SunBird, LLC, which he co-founded in 2004 and which licenses certain rights to clip-on sunglasses technology. From 2008 until its acquisition in 2010, Mr. Chute was President and CEO of Switch Vision, a company he co-founded that sells sunglasses with magnetic interchangeable lenses. Switch Vision was acquired in 2010. From 1990 until 2002, Mr. Chute served as Global Managing Director of the Nike, Flexon and Trade Divisions and Executive Vice President of Marchon Eyewear, where his responsibilities included brand and product development, sourcing, marketing, management and strategy. Mr. Chute also founded Flex Eyewear in 1988, a company that was acquired by Marchon Eyewear in 1990. From 1986 until 1989, Mr. Chute was a partner in the Beta Group, which founded or acquired, and managed several businesses. From 1983 until 1986, Mr. Chute was a consultant at the Boston Consulting Group. Mr. Chute received an M.B.A. from Stanford University Graduate School of Business, holds an M.S. in Economics from the London School of Economics and earned a B.A. in Economics at the University of California, Davis.

Name	Served as Director Since	Age	Principal Business Experience
Fir Geenen	2011	57	Fir Geneen has served on the Board since June 2011. Mr. Geenen brings to the Board extensive executive, investment and board of directors experience. Since October 2008, and from 1993 to October 2007, Mr. Geenen has been a principal of Harlingwood Partners, an investment firm of which Mr. Geenen was one of the founding principals. From October 2007 to October 2008, Mr. Geenen was a principal at the investment firm Relational Investors, where he served as a portfolio manager. Prior to founding Harlingwood Partners, Mr. Geenen has served in investment banking, consulting and executive management roles including at Laidlaw Inc. (Executive Vice President, 1992 to 1996), Shepherd Products (Chairman, 1988 to 1989), Nesbitt Burns (Managing Director, 1982 to 1987) and RBC Dominion Securities (Vice President, 1979 to 1982). Mr. Geenen graduated from Brock University in Ontario, Canada in 1977 with a degree in chemistry and biology.

Seth Hamot	2009	50	Seth Hamot has served on the Board since February 2009 and as its Chairman since February 2010. Mr. Hamot brings to the Board extensive business, investment and public company board experience. Mr. Hamot has served as Managing Member of Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”) since 1997 and was the owner of its corporate predecessor, Roark, Rearden & Hamot, Inc. RRHCM is the investment manager to Costa Brava Partnership III L.P., an investment fund, whose principal business is to make investments in, buy, sell, hold, pledge and assign securities. Mr. Hamot is also President of Roark, Rearden & Hamot LLC, the general partner of Costa Brava. Prior to 1997, Mr. Hamot was one of the partners of the Actionvest entities. Mr. Hamot served as the Chairman of the board of directors of TechTeam Global Inc., until that company was sold in December 2010. Additionally, Mr. Hamot served as Chairman of the board of directors of Bradley Pharmaceuticals, Inc., until that company was sold in February of 2008. Mr. Hamot is the Chairman of the board of directors of Irvine Sensors, which develops and sells specialized thermal imaging, microcircuitry, and high density electronics. Mr. Hamot is also on the board of directors of Telos Corporation (OTC:TLSRP), a networking and security products and services provider. Mr. Hamot graduated from Princeton University in 1983 with a degree in economics.

David R. Mitchell	2003	45	David Mitchell has served on the Board since April 2003 and brings to the Board years of management experience and financial expertise. Mr. Mitchell currently serves as a managing director with Transportation Resource Partners, a private equity business affiliated with the Penske Corporation, and has assisted in the firm’s investment activities since its formation in 2003. From May 2002 to July 2003, Mr. Mitchell served as a Vice President of Penske Corporation. From January 1999 to April 2002, Mr. Mitchell served as a partner in R.J. Peters and Company, a private equity investment and financial advisory company. From July 1994 to January 1999, Mr. Mitchell was a Senior Manager with Deloitte Consulting. Mr. Mitchell also currently serves as a director on the boards of directors of various private companies. Mr. Mitchell received an M.B.A. from the Stanford University Graduate School of Business and holds a B.S. in Chemical Engineering from the University of Notre Dame.

Name	Served as Director Since	Age	Principal Business Experience
John Pound	2006	57	John Pound has served on the Board since October 2006. Mr. Pound was Co-Chairman of the Board from October 2006 to August 2008. Mr. Pound has retail and consumer products expertise as well as public company senior management and board experience. He also brings management and leadership skills to the Board. Mr. Pound has served as President and a director of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies, since July 1997. Mr. Pound manages The Integrity Brands Fund L.P. Mr. Pound served as Executive Chairman of RedEnvelope, Inc., a specialty gift retailer from March 2007 to March 2008 and as its Chief Executive Officer from November 2007 to March 2008. He also served as a director of RedEnvelope, Inc. from August 2005 to March 2008 and as its Chairman from February 2007 to March 2008. The assets of Red Envelope, Inc. were sold in bankruptcy in April 2008. He also served on the board of directors of The Gymboree Corporation (NASDAQ:GYMB), a branded specialty retailer of children’s apparel, from September 2000 to November 2010. Mr. Pound currently serves as a director of Cost Plus World Market (NASDAQ:CPWM) and on the boards of directors of several private companies.

Carol Montgomery	2011	57	Carol Montgomery has served on the Board since December 2011. Prior to the Board’s appointment of Ms. Montgomery to the Board, she served as the Company’s Chief Executive Officer, a position she held from April 12, 2011 through December 15, 2011. She brings to the Board valuable industry contacts and experience. From 2001 until 2011 and 1996 to 1998, Ms. Montgomery was a consultant with CM Global, where she provided strategic, product development, marketing and other business building services primarily to the sunglass/optical industry. From 1998 until 2001, Ms. Montgomery was the Vice President Exclusive Brands/Officer at Sunglass Hut International, Inc., a chain of retail stores that sells sunglasses and accessories. From 1987 until 1995, Ms. Montgomery was with Revo, Inc., a high-end performance sunglass company, serving in various positions. She began with Revo as a marketing consultant, and subsequently was appointed as its Vice President of Marketing, and then as its Vice Chairman/Global, overseeing strategy and brand development, and then as its Chief Executive Officer and Chairman. Before joining Revo, Ms. Montgomery held many senior management roles in Boston area strategic marketing and advertising firms. Ms. Montgomery earned her bachelor of arts in liberal arts from Boston University.

Name	Served as Director Since	Age	Principal Business Experience
Stephen Roseman	2009	41	Stephen Roseman has served on the Board since July 31, 2009 and brings to the Board extensive public company board experience and business development skills. Mr. Roseman is the managing member of Thesis Capital Group, a firm he founded in 2005. Mr. Roseman served as a member of the board of directors of Celebrate Express, Inc. (NASDAQ:BDAY) starting in August 2006, and as Chairman from November 2007 until August 2008 when the company was acquired by Liberty Media Corporation (NASDAQ:LINTA). From 2003 to 2005, Mr. Roseman was a portfolio manager at Kern Capital Management, where he managed the consumer discretionary, consumer staples and business services portfolio. His previous professional experience includes serving as a senior equity analyst with OppenheimerFunds, Inc. where he worked from 2000 to 2003 with responsibility for public and private investments in all of the consumer, financials, energy and industrial sectors for its Discovery Fund. Prior to OppenheimerFunds, he was employed by PaineWebber Group and Sperry Van Ness. Mr. Roseman also serves on the advisory boards of various private companies. He is a C.F.A. and received an M.B.A. from Fordham University Graduate School of Business Administration and a B.A. in French Literature from Arizona State University.

Greg Theiss	2004	53	Greg Theiss has served on the Board since August 2004. Mr. Theiss served as a consultant to the Company from November 2005 to July 2009, thereby obtaining knowledge of various aspects of the Company’s operations. He also brings to the Board important industry contacts and relationships. Since 1980, Mr. Theiss has owned and operated Forest Enterprises, LLC, a real estate investment management company.

Arrangements Related to Mr. Geenen’s Nomination

Mr. Geenen was selected as a nominee to the Board in accordance with the terms of the stock purchase agreement that the Company entered into with Harlingwood (Alpha), LLC, an affiliate of Harlingwood Partners, on February 28, 2011. See “Certain Relationships and Related Party Transactions” for further information.

Board Meetings and Committees

The Board held eight meetings during the year ended December 31, 2011 and acted by written consent four times. In 2011, all incumbent directors who were directors during 2011 attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors served. The Board encourages the directors to attend our annual meetings of stockholders when stockholder participation is expected. No directors attended the 2011 annual meeting of stockholders in person, however eight directors participated by conference call.

Independent Directors

The Board believes that a majority of its members should be independent directors. The Board has determined that, other than Mr. Hamot and Ms. Montgomery, all of its current directors are independent directors as defined by the rules and regulations of the Nasdaq Stock Market.

The members of the Audit Committee of the Board each meet the independence standards established by the Nasdaq Stock Market and the U.S. Securities and Exchange Commission (the “SEC”) for audit committees. In addition, the Board has determined that Messrs. Andrews and Casari each satisfy the definition of an “audit committee financial expert” under SEC rules and regulations. These designations do not impose any duties, obligations or liabilities on Messrs. Andrews and Casari that are greater than those generally imposed on them as members of the Audit Committee and the Board, and their designations as audit committee financial experts does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Board Committees and Charters

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board appoints the members and chairpersons of these committees. The majority of each member of these committees has been determined by the Board to be independent. In addition, each member of these committees, except for Mr. Hamot (Nominating and Governance Committee), has been determined by the Board to be independent. Each committee has a written charter approved by the Board. Copies of each of the committee charters can be found on the Company’s website at investor.spyoptic.com and by clicking on the “Corporate Governance” tab.

Audit Committee

Members:	Mr. Casari (Chairman) Mr. Andrews
Mr. Roseman
Number of Meetings in 2011:	This committee held six meetings.
Functions:	This committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. This committee is responsible for the appointment, compensation, retention and oversight of the independent accountants and for ensuring that the accountants are independent of management.

Compensation Committee

Members:	Mr. Mitchell (Chairman)
Mr. Casari Mr. Pound
Number of Meetings in 2011:	This committee held six meetings and acted by written consent four times.
Functions:	This committee determines the Company’s general compensation policies and practices. This committee also reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the Board. This committee also reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s stock option plans.

Nominating and Corporate Governance Committee

Members:	Mr. Hamot (Chairman)
Mr. Pound Mr. Theiss
Number of Meetings in 2011:	This committee held two meetings.
Functions:	This committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing the Company’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for such nomination or appointment.

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diverse backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Board and Nominating and Corporate Governance Committee do not have a specific policy with regard to the consideration of diversity in the identification of director nominees. However, the Board and Nominating and Corporate Governance Committee consider diversity to be a valuable factor when evaluating director candidates’ qualifications and potential for making meaningful contributions to the operation of the Board and the Company. The Nominating and Corporate Governance Committee also believes it to be appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the applicable SEC rules and regulations.

Prior to each annual meeting of stockholders, the Board or Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Board or Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. The Company’s policy is to consider nominees for the Board from stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. Nominees suggested by stockholders are considered in the same way as nominees suggested from other sources. Once the Nominating and Corporate Governance Committee chooses a slate of candidates, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. Information required by the Company’s Bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and its related rules and regulations. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: Secretary, SPY Inc., 2070 Las Palmas Drive, Carlsbad, California 92011. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Secretary, SPY Inc., 2070 Las Palmas Drive, Carlsbad, California 92011. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Board Leadership Structure

The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction of the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for the Board meetings and presides over meetings of the Board. However, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board. Our Chief Executive Officer is not currently a member of, or nominee for election to, the Board.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identify risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board has selected the firm of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the year ending December 31, 2012. Representatives of Mayer Hoffman McCann P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered certified public accountants is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Mayer Hoffman McCann P.C. to its stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment of Mayer Hoffman McCann P.C., the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Mayer Hoffman McCann P.C. for the audit of the Company’s financial statements for 2010 and 2011 and fees billed for other services rendered by Mayer Hoffman McCann P.C.

	Year Ended December 31,
	2010	2011
Audit Fees (1)	$285,000	$305,700
Audit-Related Fees (2)	—	—
Tax Fees (3)	17,992	26,806
All Other Fees (4)	—	—

Total	$302,992	$332,506

(1)	Audit Fees include all services that are performed to comply with Generally Accepted Auditing Standards (“GAAS”). In addition, this category includes fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements, such as audits, quarterly reviews, attest services, statutory audits, comfort letters, consents, reports on an issuer’s internal controls, and review of documents to be filed with the SEC. Certain services, such as tax services and accounting consultations, may not be billed as audit services. To the extent that such services are necessary to comply with GAAS (i.e., tax accrual work), an appropriate allocation of those fees is in this category.

(2)	Audit-Related Fees include assurance and related services that are traditionally performed by an independent accountant such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, and special assignments related to internal control reviews.

(3)	Tax Fees include all services performed by an accounting firm’s tax division except those related to the audit. Typical services include tax compliance, tax planning and tax advice.

(4)	All Other Fees include fees for any service not addressed in the other three categories above.

Determination of Independence

The Audit Committee has determined that the fees received by Mayer Hoffman McCann P.C. for the non-audit related services listed above are compatible with maintaining the independence of Mayer Hoffman McCann P.C.

Pre-Approval Policy and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s independent registered certified public accountants be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of the independent registered certified public accountants to perform any service that the independent registered certified public accountants would be prohibited from providing under applicable securities laws. In assessing whether to approve the use of the independent registered certified public accountants for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of the independent registered certified public accountants. The Audit Committee will approve permitted non-audit services by the independent registered certified public accountants only when it will be more effective or economical to have such services provided by the independent registered certified public accountants. During the year ended December 31, 2011, all audit and non-audit services performed by the Company’s independent registered certified public accountants were approved in advance by the Audit Committee.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment of the Company’s independent registered certified public accountants. Abstentions will have the same effect as “AGAINST” votes. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal.

The Board recommends a vote “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants.

PROPOSAL THREE:

APPROVAL OF THE SPY INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

General

We are asking our stockholders to approve an amendment and restatement of our 2004 Stock Incentive Plan (the “2004 Plan”) approved by our Board in April 2012. The 2004 Plan was originally adopted by the Board and approved by our stockholders in December 2004. The Board and our stockholders subsequently approved an amendment and restatement of the 2004 Plan in April 2007 and June 2007, respectively. The Board approved a subsequent amendment and restatement to the 2004 Plan in September 2011 (the “September 2011 Plan Restatement”), as described below, primarily to amend the 2004 Plan so that awards granted under the 2004 Plan contain terms required by California securities laws, to the extent required. The Board further amended and restated the 2004 Plan in April 2012 solely to increase the number of shares of the Company’s common stock that may be subject to stock options or stock appreciation rights granted in any calendar year to any single participant from an aggregate of 250,000 shares to an aggregate of 500,000 shares (the “April 2012 Plan Reinstatement”). No other changes were made in the April 2012 Plan Restatement.

Reasons for the September 2011 and April 2012 Restatements

As a result of our shares of common stock no longer being listed on NASDAQ or any other national securities exchange, awards granted under the 2004 Plan are no longer exempt from compliance with certain provisions of the securities laws of the State of California. The primary reason the Board approved the September 2011 Plan Restatement was to amend the 2004 Plan so that awards granted under the 2004 Plan contain the terms required by California securities laws, to the extent required. These terms are also included in the April 2012 Plan Restatement. The approval of the April 2012 Plan Restatement by the holders of at least two-thirds of our outstanding common stock entitled to vote at the Annual Meeting will, consistent with the terms of the 2004 Plan approved by our stockholder in 2007, exempt the 2004 Plan from the provision in the California securities laws that provides that at no time shall the total number of securities issuable under the 2004 Plan exceed 30% of the Company’s then outstanding securities (measured on an as if converted basis with respect to securities convertible into shares) as calculated under section 260.140.45 of Title 10 of the California Code of Regulations. If such two-thirds vote is not obtained, then the foregoing limitation will apply to the 2004 Plan and as of April 17, 2012 the maximum number of shares of our common stock that could be issued pursuant to awards under the 2004 Plan will be limited to 3,910,314 shares. Based on discussions with the California Department of Corporations, this would permit us to issue only an additional 250,534 shares, which we believe is inadequate to retain and attract employees, directors and consultants. See “Required Vote,” below.

Other changes to the 2004 Plan that were effected by the September 2011 Plan Restatement and also included in the April 2012 Plan Restatement (i) provide that the ownership by Costa Brava Partnership III L.P. and its affiliates of more than 50% of our common stock would not constitute a “change of control” for purposes of the 2004 Plan, thereby not triggering the acceleration of vesting of awards granted under the 2004 Plan that otherwise would occur upon a change of control, (ii) clarify provisions addressing dispute resolution, Section 409A of the Internal Revenue Code of 1986 (the “Code”) and the law that governs the 2004 Plan, and (iii) clarify that the maximum number of shares that may be issued as incentive stock options under the 2004 Plan is the same number as the maximum number of shares reserved for issuance under the 2004 Plan.

The April 2012 Plan Restatement made one change to the September 2012 Plan Restatement, solely to increase the number of shares of the Company’s common stock that may be subject to stock options or stock appreciation rights granted in any calendar year to any single participant from an aggregate of 250,000 shares to an aggregate of 500,000 shares. The Board approved this change, subject to stockholder approval at the Annual Meeting, to give the Company flexibility in attracting and retaining key employees in the future. See “Required Vote,” below.

Summary of the 2004 Plan

Set forth below is a summary of the material terms of the 2004 Plan as amended and restated in April 2012, which is qualified in its entirety by the specific language of the 2004 Plan as so amended and restated, a copy of which is included at the end of this Proxy Statement as Annex A and which stockholders are urged to read.

Shares Subject to the 2004 Plan. The 2004 Plan originally reserved 825,000 shares of the Company’s common stock for issuance under the 2004 Plan. In addition, the 2004 Plan provides that this maximum share limit shall be increased on January 1st of each year during the term of the 2004 Plan, in each case in an amount equal to the lesser of (i) 700,000 shares, (ii) 10% of the outstanding shares on the last day of the immediately preceding year, or (iii) an amount determined by the Board. As of January 1, 2012, this maximum number of shares reserved for issuance under the 2004 Plan was 5,025,000 and such number may be further increased in each of January 2013 and 2014 in accordance with the preceding sentence. The maximum number of shares of common stock that may issued upon exercise of incentive stock options equals the maximum number of shares of common stock available under the 2004 Plan.

Administration of the 2004 Plan. The 2004 Plan is currently administered by the Compensation Committee of the Board, acting as the 2004 Plan Committee, which must consist of two or more directors. With respect to certain awards issued under the 2004 Plan, the members of the 2004 Plan Committee also must be “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and/or “outside directors” under Section 162(m) of the Code. Subject to the terms of the 2004 Plan, the 2004 Plan Committee has the sole discretion, among other things, to:

•	select the individuals who will receive awards;

•	determine the terms and conditions of awards (for example, the exercise price of stock options, performance conditions and vesting schedule);

•	correct any defect, supply any omission, or reconcile any inconsistency in the 2004 Plan or any award agreement;

•	amend the terms of outstanding awards;

•	delegate certain elements of its responsibilities to prescribed persons;

•	offer to buyout outstanding stock options on terms and conditions that it establishes; and

•	interpret and apply the provisions of the 2004 Plan.

Eligible Participants. Awards may be granted under the 2004 Plan to employees and directors of, and to consultants and advisors to, the Company or one of its subsidiaries. As of March 31, 2012, approximately 94 employees, nine directors and ten consultants and advisors were eligible to be considered for the grant of awards under the 2004 Plan.

Incentive stock options (as defined under Section 422 of the Code) may be granted only to employees. The other awards that may be granted under the 2004 Plan (nonstatutory stock options, stock appreciation rights, restricted shares and stock units), may be granted to employees, directors who are not employees of or paid consultants to the Company or one of its subsidiaries (“outside directors”), advisors and consultants.

No single participant can be granted stock options or stock appreciation rights that relate to more than an aggregate of 500,000 shares of the Company’s common stock in any calendar year.

In addition, to the extent permitted by the Board, outside directors have the ability to receive equity awards under the 2004 Plan in lieu of their annual cash retainer and/or meeting fees.

Awards Issuable Under The 2004 Plan. The 2004 Plan provides for various awards, which are described below:

Stock Options and Stock Appreciation Rights. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right, or SAR, is the right to receive the net of the market price of a share of stock over the exercise price of the right, either in cash or in stock, in the future. Stock options and SARs may be conditioned upon continued employment, the achievement of performance objectives or the satisfaction of any other condition as specified in the applicable award agreement.

The per share exercise price for incentive stock options may not be less than 100% of the fair market value of a Company common shares on the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock). The Code currently limits to $100,000 the aggregate value of common stock for which incentive stock options may first become exercisable in any calendar year under the 2004 Plan or any other option plan adopted by the Company. The exercise prices for nonstatutory stock option and SARs are also set by the Compensation Committee.

Subject to the terms of the 2004 Plan, the Compensation Committee has the discretion to establish the terms of any specific award granted under the 2004 Plan, including any vesting arrangement and exercise period. In no event may options granted under the 2004 Plan be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock).

Restricted Stock Awards and Restricted Stock Units. Restricted stock is a share award that may be conditioned upon continued employment, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of any restricted stock award, which will be set forth in a restricted stock agreement to be entered into between the Company and each grantee. Shares may be awarded under the 2004 Plan for such consideration as the Compensation Committee may determine, including without limitation cash, cash equivalents, full-recourse promissory notes, future services, or services rendered prior to the award, without a cash payment by the grantee.

Under the 2004 Plan, the Compensation Committee may also grant restricted stock units that give recipients the right to acquire a specified number of shares of stock, or the equivalent value in cash, at a future date upon the satisfaction of certain conditions established by the Compensation Committee and as set forth in a stock unit agreement. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between the Company and each grantee. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is required of the recipient. Recipients of restricted stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

Nondiscretionary, Automatic Option Grants to Outside Directors. Each outside director, who was not previously an employee, will automatically be granted a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock on the date of his or her initial election to the Board. This award will vest on the first anniversary of the grant date. Additionally, on the first business day following each of the Company’s regularly scheduled annual meetings of stockholders, each outside director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board thereafter, so long as he or she has served on the Board for at least six months as of that date, will be granted a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock. This award will vest on the first anniversary of the date of grant or, if earlier, immediately prior to the Company’s next annual meeting of stockholders following the date of grant. Both the initial election to the Board award and annual award will vest in full if a change in control during the director’s service. See “Corporate Transactions,” below.

Corporate Transactions. Generally, if the Company is involved in a change in control transaction, unless outstanding awards are assumed or substituted for by any surviving entity or a parent or subsidiary of the surviving entity, the vesting or exercisability of outstanding awards may be accelerated by the Compensation Committee.

Generally, the 2004 Plan defines a “change in control” as the occurrence of any of the following events: (i) a change in the composition of the Board occurs, as a result of which fewer than one-half of the incumbent directors are directors who either: (A) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a change in control (the “original directors”); or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or (ii) any person who by the acquisition or aggregation of securities, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors; or (iii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or (iv) the sale, transfer or other disposition of all or substantially all of the Company’s assets. However, no transaction nor series of related transactions described in clauses “(ii)” through “(iv)” above with Costa Brava Partnership III, L.P., Roark, Rearden & Hamot, LLP, Seth W. Hamot or any affiliates of the foregoing as the acquiring party will be treated as change in control.

Amendment. The Board can amend or modify the terms of the 2004 Plan at any time, subject to stockholder approval only to the extent required under applicable laws, rules and regulations.

Governing Law. The 2004 Plan, and (unless otherwise provided in the award agreement) all awards, will be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Compensation Committee may provide that any dispute as to any award shall be presented and determined in such forum as the Compensation Committee may specify, including through binding arbitration. Unless otherwise provided in the award agreement, recipients of an award are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the 2004 Plan or any related award agreement.

Term. The 2004 Plan terminates on December 7, 2014, unless earlier terminated by the Board.

California Terms. To the extent necessary to comply with the California Corporate Securities Law of 1968, the following additional terms will apply to any award granted under the 2004 Plan to a participant whose award, when granted, is issued in reliance on either Section 25111, 25112 or 25113 of the California Corporations Code with a grant date that is on or after March 25, 2010 (such awards are referred to as “California Awards”).

With respect to a California Award issued to any participant who is not an officer, director or consultant, such California Award will become exercisable, or any repurchase right in favor of the Company will lapse, at the rate of at least 20% per year over five years from the date of grant subject to continuous service to the Company as an employee, consultant or director.

The following rules apply to any California Award in the event of termination of the award holder’s service to the Company as an employee, consultant or director: (i) if such termination was for reasons other than death or total and permanent disability or cause, the holder will have at least 30 days after the date of such termination to exercise any of his/her vested outstanding options or SARs (but in no event later than the expiration of the term of such option or SAR); and (ii) if such termination was due to death or total and permanent disability, the holder will have at least six months after the date of such termination to exercise any of his/her vested outstanding options or SARs (but in no event later than the expiration of the term of such options or SAR).

Following the termination of a participant’s service to the Company, the Company’s right to repurchase any vested shares that such participant has acquired from a California Award will include the following terms: (A) the Company’s right to repurchase must be exercised within the later of six months after (i) termination of the participant’s service to the Company as an employee, consultant or director or (ii) the date that such shares were purchased pursuant to an option or SAR exercise, (B) the repurchase price will not be less than the fair market value of the shares (as determined in accordance with the terms of the 2004 Plan) as of the date of termination, (C) consideration for the repurchase will be cash or cancellation of purchase money indebtedness, and (D) such repurchase right will lapse when no longer required under California state securities laws.

Following the termination of a participant’s service to the Company, the Company’s right to repurchase any unvested shares that a participant has acquired from a California Award will be similar to the above except that (i) the repurchase price will not be less than the original purchase price of the shares, and (ii) such repurchase right will lapse at the rate of at least 20% of the total shares subject to the award over the five year period following the date of grant subject to the participant’s continuous service to the Company.

If there is a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities without the receipt of consideration by the Company, then there will be a proportionate adjustment of (i) the number of shares purchasable under each outstanding option or SAR, (ii) the exercise price of each outstanding option and SAR and (iii) the number of outstanding shares issued under the 2004 Plan.

Shares acquired under a California Award will carry equal voting rights as similar equity securities on all matters where such vote is permitted by applicable law.

The Company will furnish summary financial information of its financial condition and results of operations, consistent with the requirements of applicable California regulations, at least annually to the holders of California Award and to the holders of shares acquired from a California Award.

Except if the requisite super-majority approval of at least two-thirds of outstanding Company securities entitled to vote as provided in section 260.140.45(a) of Title 10 of the California Code of Regulations is obtained, at no time will the total number of securities issuable under the 2004 Plan exceed 30% of the Company’s then outstanding securities (measured on an as if converted basis with respect to securities convertible into shares) as calculated under section 260.140.45 of Title 10 of the California Code of Regulations.

Options and Restricted Stock Awards Granted

Because grants under the 2004 Plan are subject to the discretion of the Compensation Committee, awards under the 2004 Plan that may be made in the future, including in the upcoming year, are not determinable, except with respect to the automatic grant of nonstatutory stock options to outside directors which are described under, “Summary of the 2004 Plan – Nondiscretionary, Automatic Option Grants to Outside directors,” above. Future exercise prices for options granted under the 2004 Plan are also not determinable because they will be based upon the fair market value of the common stock on the date of grant.

The following table discloses the awards granted to the persons or groups specified below under the 2004 Plan during the year ended December 31, 2011.

Name and Position	Number of Options	Number of Shares of Restricted Stock	Dollar Value ($)
Michael Marckx, President and Chief Executive Officer (1)	250,000	—	271,720
Carol Montgomery, Former Chief Executive Officer and Current Director	100,000	—	117,320
A. Stone Douglass, Former Chief Executive Officer, Acting Chief Financial Officer, Secretary and Treasurer (2)	—	—	—
Michael D. Angel, Chief Financial Officer, Treasurer and Secretary (3)	—	—	—
Greg Hagerman, Executive Vice President, Sales and Operations	235,000	15,000	298,682
All current executive officers as a group (4 persons)	485,000	15,000	570,402
All current directors who are not executive officers as a group (9 persons)	220,000	26,796	271,234
All employees, including all current officers who are not executive officers, as a group	815,000	—	809,680

(1)	Mr. Marckx was granted 150,000 options at an exercise price of $1.80 on January 17, 2012.

(2)	The employment of Mr. Douglass terminated on April 12, 2011. All vested options held by Mr. Douglass expired unexcercised at 5:00 p.m. on December 31, 2011.

(3)	Mr. Angel was granted 200,000 options at an exercise price of $1.80 on January 3, 2012 upon commencement of employment as Chief Financial Officer, Treasurer and Secretary.

Certain Federal Income Tax Consequences

The following is a general summary, as of April 16, 2012, of the federal income tax consequences to the Company and to U.S. participants for awards granted under the 2004 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. The Company advises participants to consult with a tax advisor regarding the tax implications of their awards under the 2004 Plan.

Incentive Stock Options (“ISO”). For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options (“NSO”). A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for one year or more.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares.

Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of the vested restricted stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the vested restricted stock units.

Income Tax Effects for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2004 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO).

Internal Revenue Code Section 162(m) Limits. Section 162(m) of the Code places a limit of $1.0 million on the amount of compensation that the Company may deduct in any one fiscal year with respect to certain executive officers (“Covered Employees”). The 2004 Plan is intended to enable options and SARs to constitute performance-based compensation not subject to the annual deduction limitations of Section 162(m) of the Code. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board has not adopted a policy that all compensation must be tax deductible.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2004 Plan (such as restricted stock units). The intent is for the 2004 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

Required Vote

The effectiveness of the Spy Inc. Amended and Restated 2004 Stock Incentive Plan is not contingent upon approval by the Company’s stockholders, except for the provision in the plan that would, if stockholder approval is obtained, increase the number of shares of the Company’s common stock that may be subject to stock options or stock appreciation rights granted in any calendar year to any single participant from an aggregate of 250,000 shares to an aggregate of 500,000 shares. If a quorum exists, the effectiveness of such provision requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. If this approval is not obtained, the maximum number of shares of the Company’s common stock that may be subject to stock options or stock appreciation rights granted in any calendar year to any single participate will continue to be 250,000.

In addition, although not a condition to the effectiveness of the SPY Inc. Amended and Restated 2004 Stock Incentive Plan, the affirmative vote of the holders of at least two-thirds of the shares of our common stock entitled to vote at the Annual Meeting is required in order to exempt the plan from the provision of the California securities laws that provides that at no time shall the total number of securities issuable under the plan exceed

30% of the Company’s then outstanding securities as calculated under section 260.140.45 of Title 10 of the California Code of Regulations. Accordingly, the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote is required to exempt the plan from such provision.

Securities Authorized for Issuance under Compensation Plans

Set forth in the table below is certain information regarding the number of shares of our common stock that were subject to outstanding stock options or other compensation plan grants (including individual compensation arrangements) and awards as of December 31, 2011. We do not have any equity compensation plans not approved by security holders:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,439,967	$1.97	1,044,163
Total	2,439,967	$1.97	1,044,163

The Board unanimously recommends a vote “FOR” approval of the amendment and restatement of the 2004 Stock Incentive Plan.

EXECUTIVE OFFICERS

The Company’s executive officers are appointed by the Board on an annual basis and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Michael Marckx	47	Chief Executive Officer and President
Michael D. Angel	56	Chief Financial Officer, Treasurer and Secretary
Greg Hagerman	52	Executive Vice President, Sales and Operations
Erik Darby	46	Vice President, Sales

Michael Marckx serves as the Company’s President and Chief Executive Officer. He has served as Chief Executive Officer since December 15, 2011. He joined the Company in February 2011 as its Vice President of Marketing and was promoted to President on April 12, 2011. Mr. Marckx has experience in management and operational positions. Since 2001, Mr. Marckx has served on the board of directors of Surfrider Foundation, a non-profit foundation, serving as Chairman since 2009. From 2004 until 2011, Mr. Marckx was the Vice President of Global Marketing/Entertainment of Globe International, which manufactures and markets apparel, footwear and boardsports hardwear. From 2001 until 2004, Mr. Marckx was the Vice President, International Marketing/Creative Director at Ocean Pacific, which manufacturers and markets beach apparel. From 2000 until 2001, Mr. Marckx was the Vice President, Marketing/Entertainment at Broadband Interactive Group. Mr. Marckx earned his bachelor of science in economics at the University of California, Irvine.

Michael D. Angel serves as the Company’s Chief Financial Officer, Treasurer and Secretary. He was appointed on April 12, 2011 as the Interim Chief Financial Officer and Treasurer in a consulting role, and joined the Company as an employee and was appointed Chief Financial Officer, Treasurer and Secretary effective on January 3, 2012. Prior to joining the Company, Mr. Angel had over 30 years professional experience in financial and accounting roles in various industries, periodically focusing on performance improvement for companies in transition and restructuring situations. Mr. Angel has primarily been an employee and, to a lesser extent, a consultant, including service as the chief financial officer for six other companies, four of which were publicly traded. Immediately prior to his appointment as Interim Chief Financial Officer and Treasurer of the Company, Mr. Angel organized a financial consulting services business. From 2009 until its sale in 2010 to Avnet, Inc., Mr. Angel was Vice President Finance and Chief Accounting Officer at Bell Microproducts, Inc., a technology products distributor and he performed similar functions, on a transitional basis, as an employee after its acquisition until his departure in late 2010. From 2008 to 2009, Mr. Angel was Chief Financial Officer at Novasys Medical, Inc., a medical device company. In 2007, Mr. Angel was Chief Financial Officer of Benefit Street, Inc., a provider of retirement and benefits administration and related software services. Benefit Street, Inc. consummated a general assignment for the benefit of creditors in March 2009 after substantially all of its assets were acquired sixteen months after Mr. Angel’s departure. From 2005 until its sale in 2007, Mr. Angel was Chief Financial Officer of RITA Medical Systems, Inc. a medical device company. From 2004 to 2005, Mr. Angel was Chief Financial Officer of Proxim Corporation, a company providing wireless networking systems. On June 11, 2005, Proxim Corporation sold its assets in a pre-packaged, competitively bid transaction under Section 363 of the United States Bankruptcy Code. During the periods between employment at the above mentioned companies, Mr. Angel generally provided financial consulting services. Mr. Angel earned his bachelor of science in business administration with a concentration in accounting from California State University, Chico, and is a certified public accountant (inactive status) in the State of California.

Greg Hagerman joined the Company in December 2011 as the Executive Vice President, Sales and Operations. Mr. Hagerman has over 20 years in senior sales and other senior management roles in the footwear, apparel and snowboard divisions of Vans, Inc., a division of VF Outdoor Corporation, where he spent the final four years of his tenure as Vice President of Sales for the company’s lifestyle division. From 2008 until prior to joining the Company, Mr. Hagerman was Chief Operating Officer at GMI-USA, Inc., a footwear licensing company specializing in upscale men’s and women’s brands. Mr. Hagerman earned his bachelor degree in Business Administration from Hofstra University.

Erik Darby joined the Company in June 2009 as the Vice President, Sales. Mr. Darby has over 15 years of experience in sales development, key account management and brand building within the footwear business. From 2006 to 2009, Mr. Darby was Vice President of Sales-Strategic Accounts at Pony Inc., where he was responsible for management of sales for the West and Midwest Regions. From 2001 to 2006, Mr. Darby served as Director of Sales for Converse Inc. Mr. Darby began his career at Nike, Inc. where he served in various account management positions. Mr. Darby earned a bachelor of science degree in Management/Marketing from the University of Oregon.

EXECUTIVE COMPENSATION

The following table discloses the compensation paid to or earned during the years ended December 31, 2011 and 2010 by all individuals serving as the Company’s principal executive officer or acting in a similar capacity during 2011, regardless of compensation level, and the Company’s two most highly compensated executive officers other than the Company’s principal executive officer who were serving as executive officers at the end of 2011 (collectively the “Named Executive Officers”):

2011 Summary Compensation Table

Name and Principal Position	Year	Salary Earned ($)		Bonus ($)	Stock Awards ($)(6)	Option Award(s) ($)(7)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(9)	Total Compensation ($)
Michael Marckx (1)	2011	$205,000		$88,405	$—	$271,720		$—		$35,935	$601,060
Chief Executive Officer and President

Carol Montgomery (2)	2011	$245,077		$—	$—	$117,320		$—		$17,020	$379,417
Former Chief Executive Officer

A. Stone Douglass (3)	2011	$92,919		$—	$—	$—		$—		$338,447	$431,366
Former Chief Executive Officer, Acting Chief Financial Officer, Secretary and Treasurer	2010	$286,153		$—	$—	$218,170		$—		12,768	$517,091

Michael A. Angel (4)	2011	$475,000	(5)	$—	$—	$360,000	(8)	$37,500	(5)	$—	$872,500
Interim Chief Financial Officer and Treasurer

Greg Hagerman	2011	$12,981		$—	$27,750	$270,932		$—		$42,000	$353,663
Executive Vice President, Sales and Operations

(1)	Mr. Marckx has served as the Company’s Chief Executive Officer since December 15, 2011. He joined the Company in February 2011 as its Vice President of Marketing and was promoted to President on April 12, 2011.

(2)	Ms. Montgomery served as the Company’s Chief Executive Officer from April 12, 2011 until December 15, 2011, at which time she was appointed to the Board of Directors.

(3)	Mr. Douglass joined the Board in August 2008 and served as Chairman of the Board from August 2008 through February 2010. Mr. Douglass was appointed Chief Executive Officer in September 2008 and Acting Chief Financial Officer, Secretary and Treasurer in February 2010. Mr. Douglass resigned from all positions in April 2011.

(4)	Mr. Angel serves as the Company’s Chief Financial Officer, Treasurer and Secretary. He joined the Company on April 12, 2011 as its Interim Chief Financial Officer and Treasurer in a consulting role and was hired as an employee and promoted to Chief Financial Officer and Secretary effective on January 3, 2012.

(5)	During 2011, the Company had an agreement with Regent Pacific Management Corporation (“Regent Pacific”) pursuant to which Regent Pacific agreed to provide certain management services to the Company, including providing the services of Mr. Angel to the Company as its Interim Chief Financial Officer. The amount reported as salary for Mr. Angel, who was a consultant to and paid by Regent Pacific, represents the amount the Company paid to Regent Pacific for Mr. Angel’s services as the Company’s Interim Chief Financial Officer. The amount reported as non-equity incentive plan compensation represents the fee the Company paid to Regent Pacific for (a) preparation of a revised Company forecast and budget and (b) preparation of a form of monthly reports for the Board, each of which Mr. Angel prepared.

(6)	Represents the grant date fair value of restricted shares computed in accordance with Financial Accounting Standards Board (“FASB”) guidance, excluding the effect of estimated forfeitures. For the assumptions made in determining the grant date fair values of the restricted shares see Note 10 “Share-Based Compensation” to the Company’s audited consolidated financial statements for the year ended December 31, 2011 included in its Annual Report on Form 10-K filed with the SEC on March 20, 2012.

(7)	Other than with respect to Mr. Angel, the amount in this column represents the grant date fair value of stock option awards computed in accordance with FASB guidance, excluding the effect of estimated forfeitures under which the Named Executive Officer has the right to purchase, subject to vesting, shares of the Company’s common stock. For the assumptions made in determining the grant date fair values of the stock option awards see Note 10 “Share-Based Compensation” to the Company’s audited consolidated financial statements for the year ended December 31, 2011 included in its Annual Report on Form 10-K filed with the SEC on March 20, 2012.

(8)	This amount represents the value of the warrant the Company issued to Regent Pacific in connection with its engagement to provide services to the Company as described in note 5, above. The warrant, which vested over the three month service period ending July 2011, is exercisable for 244,163 unregistered shares of the Company’s common stock, has an exercise price of $1.85 per share and has a 10-year term.

(9)	With respect to 2011, the amounts in this column represent: (a) $25,694 paid to Mr. Marckx as a relocation bonus, $5,931 for his employee portion of his health benefits and $4,310 paid as an automobile allowance, (b) $42,000 paid to Mr. Hagerman as a sign-on bonus, (c) $16,184 paid to Ms. Montgomery for unused vacation benefits paid at the time of her appointment to the Board and $835 for her employee portion of her health benefits and (d) $2,000 paid to Mr. Douglass as an automobile allowance, $1,832 for his employee portion of his health benefits, $34,615 for his unused vacation benefits and $300,000 as severance in connection with his resignation in April 2011.

Narrative Disclosure to Summary Compensation Table

Management Transition in Fiscal 2011

During 2011, the Company’s management team had a number of changes.

On April 12, 2011, Stone A. Douglass resigned as the Company’s Chief Executive Officer, acting Chief Financial Officer, Secretary and from the Board.

In connection with Mr. Douglass’ resignation, on April 12, 2011, the Board appointed Carol Montgomery as the Company’s new Chief Executive Officer and Secretary, Michael Marckx as the Company’s President and Michael D. Angel as the Company’s Interim Chief Financial Officer and Treasurer. Immediately prior to being appointed President, Mr. Marckx served as the Company’s Vice President of Marketing.

On October 27, 2011, Ms. Montgomery submitted her resignation as Chief Executive Officer effective December 15, 2011, the Board appointed Ms. Montgomery as a member of the Board, effective December 15, 2011, to serve until the Company’s 2012 annual meeting of stockholders or until her earlier resignation or removal, and the Board appointed Mr. Marckx to the additional position of Chief Executive Officer effective December 15, 2011.

Also on October 27, 2011, the Board appointed Greg Hagerman as the Company’s Executive Vice President, Sales and Operations effective December 1, 2011, and appointed Mr. Angel as the Company’s Chief Financial Officer, Treasurer and Secretary effective January 3, 2012.

The Company’s Named Executive Officers as of December 31, 2011 consisted of Mr. Marckx, Mr. Angel and Mr. Hagerman.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Mr. Douglass

Employment Agreement. On January 19, 2009, the Company entered into an employment agreement with Mr. Douglass, the Company’s former Chief Executive Officer, Acting Chief Financial Officer and Secretary. The employment agreement had a term of four years and provided for, among other things: (i) an annual base salary of $300,000; (ii) eligibility to receive an annual bonus of up to 50% of his annual base salary; (iii) a grant of stock options to purchase 250,000 shares of the Company’s common stock, at an exercise price of $1.50, which vested in equal annual installments over four years from the date of the grant and was subject to full vesting upon a change in control (as defined in the agreement), and (iv) if Mr. Douglass either (a) was terminated without cause (as defined in the agreement) or (b) terminated his employment for good reason (as defined in the agreement) within twelve months of a change in control, he was entitled to receive severance equal to his annual base salary less applicable withholdings.

Under Mr. Douglass’ employment agreement, “cause” was generally defined as any of the following acts committed by Mr. Douglass: (i) material act of misconduct, including misappropriation of trade secrets, fraud or embezzlement; (ii) crime involving dishonesty, breach of trust, physical harm to any person or moral turpitude; (iii) breach of the employment agreement; (iv) refusal to implement or follow the lawful policies or directives of the Company or willful misconduct in the performance of his duties; (v) misfeasance or malfeasance demonstrated by his failure to perform his job duties diligently and/or in a professional manner; or (vi) violation of a Company policy or procedure which is materially injurious to the Company.

Under Mr. Douglass’ employment agreement, “good reason” was generally defined as: (i) a material breach of the employment agreement by the Company; or (ii) a change in Mr. Douglass’ position from Chief Executive Officer (other than as a result of his termination for cause).

Change in Control Severance Agreement. On December 8, 2010, the Company entered into a change in control severance agreement with Mr. Douglass. The change in control severance agreement was issued under the Company’s Change in Control Severance Plan, which was adopted on December 8, 2010. Pursuant to the change in control severance agreement, if Mr. Douglass’s employment as an executive was terminated by the Company without “cause” within 12 months following a change of control transaction, or if Mr. Douglass voluntary terminated his employment for “good reason” within 14 months following a change of control transaction, Mr. Douglass would have been entitled to (i) continuation of his base salary for a period of 24 months, payable in regular payroll installments; (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until Mr. Douglass became eligible for group insurance benefits from another employer; (iii) payment of a prorated bonus equal to the product of any bonus paid to Mr. Douglass for the most recently completed fiscal year preceding the fiscal year in which Mr. Douglass’s employment terminated, provided however that the minimum prorated bonus would have been determined as if Mr. Douglass was employed at least six months in the year in which his employment terminates; and (iv) to the extent Mr. Douglass held any outstanding, unvested stock options or other equity compensation after taking into account any acceleration provisions of the Company’s stock incentive plan and underlying option agreements, there would have been acceleration of vesting of such stock options or other equity compensation as if Mr. Douglass had continued employment with the Company for six months following his termination date. The payment of these severance benefits were conditioned upon Mr. Douglass timely providing a release of claims against the Company, the Company’s affiliates and related parties, the term “cause” was generally defined as any of the following acts committed by Mr. Douglass: (a) material act of misconduct, including misappropriation of trade secrets, fraud or embezzlement; (b) crime involving dishonesty, breach of trust, physical harm to any person or moral turpitude; (c) refusal to implement or follow the lawful policies or directives of the Company or willful misconduct in the performance of his duties; (d) misfeasance or malfeasance demonstrated by his failure to perform his job duties diligently and/or in a professional manner; or (e) violation of a Company policy or procedure which is materially injurious to the Company; and (ii) the term “good reason” was generally defined as any of the following have occurred without Mr. Douglass’ written consent: (a) Mr. Douglass experienced a material diminution in his base salary after the company’s public announcement of a change in control; (b) Mr. Douglass experienced a material diminution in his authority, duties or responsibilities as in effect immediately prior to the Company’s announcement of a change in control, provided that a change in Mr. Douglass’ authority, duties, responsibilities, title or reporting person(s) following a change in control to conform to those of a management-level position consistent with the Company’s organization and needs following a change in control shall not constitute a “good reason”; (c) notification to Mr. Douglass of a material change in the geographic location for the performance of his services to the company after a change in control; or (d) a material breach of the agreement by the Company after a change in control.

Resignation. On April 12, 2011, Mr. Douglass resigned from all positions with the Company and from the Board. In connection with his resignation, and contingent upon Mr. Douglass executing and returning to the Company a release of claims, (which was done) the Company agreed to pay Mr. Douglass severance pay equal to his current base salary of $300,000 payable over the 12 months following his resignation, with the first installment not payable to Mr. Douglass until six months have lapsed from the date of his resignation. The Company also agreed, contingent upon Mr. Douglass signing the release of claims, to accelerate the vesting as to 50,000 shares of an option previously granted to Mr. Douglass to purchase 200,000 shares of common stock and to extend the date by which Mr. Douglass may exercise his options that had vested as of April 12, 2011 to December 31, 2011. In connection with his resignation, all rights and obligations under Mr. Douglass’ employment agreement and change in control severance agreement described above were terminated except as stated in this paragraph.

Ms. Montgomery

Employment Agreement. In connection with her appointment as the Company’s Chief Executive Officer, the Company entered into an employment agreement with Ms. Montgomery on April 13, 2011. Under the terms of her employment agreement, the Company agreed to pay Ms. Montgomery an annual base salary of $360,000 and grant Ms. Montgomery a nonstatutory stock option to purchase up to 100,000 shares of the Company’s common stock, at an exercise price of $1.85, vesting as to 1/3 of the total shares subject to the option on April 12 of each of 2012, 2013 and 2014.

Resignation. Ms. Montgomery resigned as Chief Executive Officer effective December 15, 2011. In connection with her resignation, the vesting of her stock option described above was accelerated in full.

Mr. Marckx

Employment Agreements – Previous Agreements. As part of his offer letter dated February 4, 2011 to serve as the Company’s Vice President of Marketing, Mr. Marckx was provided with an annual base salary of $200,000 and was granted a nonstatutory stock option to purchase up to 100,000 shares of the Company’s common stock, at an exercise price of $1.70, which, subject to acceleration of vesting in connection with a change in control (as described below under “Change of Control Severance Agreement”), vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on February 22 of each of 2012, 2013 and 2014.

In connection with his appointment as the Company’s President, the Company entered into an employment agreement with Mr. Marckx on April 13, 2011 with a term of four years. Under the terms of this agreement, the Company agreed to pay Mr. Marckx an annual base salary of $250,000 and to grant Mr. Marckx a nonstatutory stock option to purchase up to 100,000 shares of the Company’s common stock, at an exercise price of $ 1.85, which, subject to acceleration of vesting in connection with a change in control (as described below under “Change of Control Severance Agreement”), vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on April 12 of each of 2012, 2013 and 2014. Mr. Marckx was also eligible to receive an annual cash bonus of up to $50,000 determined at the sole discretion of the Board for each fiscal year during which the employment agreement is in effect.

If the Company terminated Mr. Marckx’s employment without “cause” and not due to Mr. Marckx’s death or disability, and such termination takes place either before a change in control transaction or more than 12 months following a change in control transaction, Mr. Marckx was also entitled to cash severance equal to his annual base salary as in effect on the date of such termination provided that Mr. Marckx signs a general release of claims. If such termination occurred within 12 months following a change in control transaction, Mr. Marckx would be eligible to receive severance pay in accordance with the terms of his change in control severance agreement entered into in February 2011, which is described below under “Change in Control Severance Agreement.” For purposes of Mr. Marckx’s employment agreement, the term “cause” was generally defined as any of the following acts committed by Mr. Marckx: (i) material act of misconduct, including misappropriation of trade secrets, fraud or embezzlement; (ii) crime involving dishonesty, breach of trust, physical harm to any person or moral turpitude; (iii) breach of his employment agreement; (iv) refusal to implement or follow the lawful policies or directives of the Company or willful misconduct in the performance of his duties; (v) misfeasance or malfeasance demonstrated by his failure to perform his job duties diligently and/or in a professional manner; or (vi) violation of a Company policy or procedure which is materially injurious to the Company.

Employment Agreements – Current Agreement. In connection with his appointment to the additional position of Chief Executive Officer the Company and Mr. Marckx entered into an amended and restated employment agreement as of October 27, 2011, effective December 15, 2011. Under the terms of this agreement, Mr. Marckx’s annual base salary was increased to $300,000 effective December 15, 2011, and he was granted, effective as of the same date, a nonstatutory stock option to purchase up to 50,000 shares of the Company’s common stock, at an exercise price of $1.50, which, subject to acceleration of vesting in connection with a change in control (as described below under “Change of Control Severance Agreement”), vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on December 15 of each of 2012, 2013 and 2014. Mr. Marckx annual cash bonus was also increased commencing 2012, making him eligible to receive combined total annual bonus (“Total Potential Bonus”) of up to one hundred percent (100%) of annual base salary, with half of the Total Potential Bonus (the “Annual Performance Target Bonus”) initially to be based on the goals to be determined in the discretion of the Compensation Committee and half to be at the sole discretion of the Compensation Committee. In addition, this agreement provided that a portion of Mr. Marckx’s Total Potential Bonus could be awarded to fund overachievement for fiscal year 2011. Mr. Markx’s previously established 2011 $50,000 annual cash bonus was unchanged. On December 15, 2011, the Company and Mr. Marckx entered into an amendment to his amended and restated employment agreement. Under this amendment, the amount of the annual cash bonus that Mr. Marckx was eligible to receive for 2011 was increased from $50,000 to up to $150,000. The amount of the bonus, if any, remained in the sole discretion of the Board or the Compensation Committee.

Mr. Marckx’s amended and restated employment agreement also provides that if the Company terminates his employment without “cause” and not due to his death or disability, and such termination takes place either before a change in control transaction or more than 12 months following a change in control transaction, then the vesting of 50% of outstanding unvested stock options issued to Mr. Marckx as of December 15, 2011 and held by Mr. Marckx at the time of termination will be accelerated, provided that he signs a general release of claims. For purposes of Mr. Marckx’s amended and restated employment agreement, the term “cause” is generally defined as any of the following acts committed by Mr. Marckx: (i) material act of misconduct, including misappropriation of trade secrets, fraud or embezzlement; (ii) crime involving dishonesty, breach of trust, physical harm to any person or moral turpitude; (iii) breach of his employment agreement; (iv) refusal to implement or follow the lawful policies or directives of the Company or willful misconduct in the performance of his duties; (v) misfeasance or malfeasance demonstrated by his failure to perform his job duties diligently and/or in a professional manner; or (vi) violation of a Company policy or procedure which is materially injurious to the Company. The term of Mr. Marckx’s amended and restated employment agreement is four years.

Change in Control Severance Agreements – Previous Agreement. On February 22, 2011, the Company entered into a change in control severance agreement with Mr. Marckx in connection with his employment as the Company’s Vice President of Marketing. The change in control severance agreement was entered into under the Company’s Change in Control Severance Plan. Pursuant to the change in control severance agreement, if Mr. Marckx’s employment as an executive was terminated by the Company without “cause” within 12 months following a change of control transaction, or if Mr. Marckx voluntary terminated his employment for “good reason” within 14 months following a change of control transaction, Mr. Marckx would have been entitled to (i) continuation of his base salary for a period of 24 months, payable in regular payroll installments; (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until Mr. Marckx became eligible for group insurance benefits from another employer; (iii) payment of a prorated bonus equal to the product of any bonus paid to Mr. Marckx for the most recently completed fiscal year preceding the fiscal year in which Mr. Marckx’s employment terminated, provided however that the minimum prorated bonus would have been determined as if Mr. Marckx was employed at least six months in the year in which his employment terminates; and (iv) to the extent Mr. Marckx held any outstanding, unvested stock options or other equity compensation after taking into account any acceleration provisions of the Company’s stock incentive plan and underlying option agreements, there would have been acceleration of vesting of such stock options or other equity compensation as if Mr. Marckx had continued employment with the Company for six months following his termination date. The payment of these severance benefits were conditioned upon Mr. Marckx timely providing a release of claims against the Company, the Company’s affiliates and related parties. For purposes of this change in control severance agreement: (i) the term “cause” was generally defined as any of the following acts committed by Mr. Marckx: (a) material act of misconduct, including misappropriation of trade secrets, fraud or embezzlement; (b) crime involving dishonesty, breach of trust, physical harm to any person or moral turpitude; (c) refusal to implement or follow the lawful policies or directives of the Company or willful misconduct in the performance of his duties; (d) misfeasance or malfeasance demonstrated by his failure to perform his job duties diligently and/or in a professional manner; or (e) violation of a Company policy or procedure which is materially injurious to the Company; and (ii) the term “good reason” was generally defined as any of the following have occurred without Mr. Marckx’ written consent: (a) Mr. Marckx experienced a material diminution in his base salary after the company’s public announcement of a change in control; (b) Mr. Marckx experienced a material diminution in his authority, duties or responsibilities as in effect immediately prior to the Company’s announcement of a change in control, provided that a change in Mr. Marckx’ authority, duties, responsibilities, title or reporting person(s) following a change in control to conform to those of a management-level position consistent with the Company’s organization and needs following a change in control shall not constitute a “good reason”; (c) notification to Mr. Marckx of a material change in the geographic location for the performance of his services to the company after a change in control; or (d) a material breach of the agreement by the Company after a change in control.

Change in Control Severance Agreements – Current Agreement. In connection with his appointment as the Company’s Chief Executive Officer, the Company and Mr. Marckx entered into an amended and restated change in control severance agreement effective December 15, 2011. The amended and restated change in control severance agreement was entered into under the Company’s Change in Control Severance Plan. Pursuant to the amended and restated change in control severance agreement, if Mr. Marckx’s employment as an executive is terminated by the Company without “cause” within 12 months following a change of control transaction, or if Mr. Marckx voluntary terminated his employment for “good reason” within 14 months following a change of control transaction, Mr. Marckx is entitled to (i) continuation of his base salary for a period of 24 months, payable in regular payroll installments; (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until Mr. Marckx became eligible for group insurance benefits from another employer; (iii) payment of a an amount equal to any unpaid “annual performance bonus” for the year in which his employment terminates; and (iv) the acceleration of all outstanding, unvested stock options or other equity compensation held by Mr. Marckx at the time of termination. The payment of these severance benefits is conditioned upon Mr. Marckx timely providing a release of claims against the Company, the Company’s affiliates and related parties. For purposes of Mr. Marckx’s change in control severance agreement: (i) the term “cause” is generally defined as any of the following acts committed by Mr. Marckx: (a) material act of misconduct, including misappropriation of trade secrets, fraud or embezzlement; (b) crime involving dishonesty, breach of trust, physical harm to any person or moral turpitude; (c) refusal to implement or follow the lawful policies or directives of the Company or willful misconduct in the performance of his duties; (d) misfeasance or malfeasance demonstrated by his failure to perform his job duties diligently and/or in a professional manner; or (e) violation of a Company policy or procedure which is materially injurious to the Company; and (ii) the term “good reason” is generally defined as any of the following have occurred without Mr. Marckx’ written consent: (a) Mr. Marckx experienced a material diminution in his base salary after the company’s public announcement of a change in control; (b) Mr. Marckx experienced a material diminution in his authority, duties or responsibilities as in effect immediately prior to the Company’s announcement of a change in control, provided that a change in Mr. Marckx’ authority, duties, responsibilities, title or reporting person(s) following a change in control to conform to those of a management-level position consistent with the Company’s organization and needs following a change in control shall not constitute a “good reason”; (c) notification to Mr. Marckx of a material change in the geographic location for the performance of his services to the company after a change in control; or (d) a material breach of the agreement by the Company after a change in control.

Mr. Angel

Regent Pacific Retainer Agreement. On April 12, 2011, the Board appointed Mr. Angel as the Company’s Interim Chief Financial Officer and Treasurer. Mr. Angel served in those offices under the terms of a consulting retainer agreement that the Company entered into on April 11, 2011 with Regent Pacific Management Corporation (“Regent Pacific”). Under the terms of the retainer agreement, Regent Pacific provided certain management services to the Company, including providing the services of Mr. Angel as the Company’s Interim Chief Financial Officer. In exchange for such services, the Company (i) paid Regent Pacific a $50,000 fee per four week period of services; (ii) agreed to pay Regent Pacific fee of approximately $50,000 (of which a total of $37,500 was eventually paid based on mutual agreement) upon the attainment of mutually agreed upon milestones relating to (a) preparation of a revised Company forecast and budget, and (b) preparation of a form of monthly reports for the Board, each of which Mr. Angel prepared; (iii) issued to Regent Pacific a warrant to purchase 244,163 unregistered shares of the Company’s common stock with an exercise price equal to $1.85 and with a 10-year term; and (iv) reimbursed Regent Pacific for certain costs and expenses. The retainer agreement also entitled Regent Pacific to $487,500 if the Company hired Mr. Angel. Regent Pacific compensated Mr. Angel directly upon terms agreed upon by Regent Pacific and Mr. Angel. Regent Pacific also assigned to an entity wholly owned by Mr. Angel a portion of the warrant (representing a right to purchase up to 97,665 of the Company’s common stock) that the Company issued to Regent Pacific described above.

On September 20, 2011, the Company and Regent Pacific agreed to extend the term of the retainer agreement until January 2, 2012, and Regent Pacific agreed to permit the Company to hire Mr. Angel as an employee if the Company paid $62,500 to Regent Pacific instead of the $487,500 provided for by the retainer agreement. The Company paid Regent Pacific the $62,500 in December 2011 and the Board appointed Mr. Angel as the Company’s Chief Financial Officer, Treasurer and Secretary effective January 3, 2012.

In connection with his appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Angel effective January 3, 2012. Under the terms of this agreement, the Company agreed to pay Mr. Angel an annual base salary of $250,000, and Mr. Angel became eligible to receive a total potential annual cash bonus for 2012 of up to 80% of his annual base salary. The amount of the bonus is based, in part, on the achievement of goals to be approved by the Compensation Committee in its discretion and otherwise to be determined by the Compensation Committee in its discretion. Under his employment agreement, Mr. Angel was also granted a nonstatutory stock option to purchase up to 200,000 shares of the Company’s common stock, at an exercise price of $1.80, which, subject to acceleration of vesting in connection with a change in control (as described below under “Change of Control Severance Agreement”), vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on January 3 of each of 2013, 2014 and 2015.

The term of Mr. Angel’s employment agreement is four years. If the Company terminates Mr. Angel’s employment without “cause” and not due to Mr. Angel’s death or disability, and such termination takes place either before a change in control transaction or more than 12 months following a change in control transaction, Mr. Angel will be entitled to (i) cash severance equal to 100% of his annual base salary as in effect on the date of such termination; and (ii) the acceleration of vesting of 50% of the unvested portion of the stock option to purchase 200,000 shares issued to Mr. Angel under his employment agreement, provided that Mr. Angel signs a general release of claims. If such termination occurs within 12 months following a change in control transaction, Mr. Angel will be eligible to receive severance pay in accordance with the terms of the change in control severance agreement he entered into with the Company described below. Mr. Angel’s employment agreement also provides for the reimbursement of up to $1,500 in monthly expenses. For purposes of Mr. Angel’s employment agreement, the term “cause” is generally defined as any of the following acts committed by Mr. Angel: (i) material act of misconduct, including misappropriation of trade secrets, fraud or embezzlement; (ii) crime involving dishonesty, breach of trust, physical harm to any person or moral turpitude; (iii) breach of his employment agreement; (iv) refusal to implement or follow the lawful policies or directives of the Company or willful misconduct in the performance of his duties; (v) misfeasance or malfeasance demonstrated by his failure to perform his job duties diligently and/or in a professional manner; or (vi) violation of a Company policy or procedure which is materially injurious to the Company.

Change in Control Severance Agreement. The Company entered into a change in control severance agreement with Mr. Angel on January 3, 2012. Mr. Angel’s change in control severance agreement was entered into under the Company’s Change in Control Severance Plan. Under the terms of this agreement, if Mr. Angel’s employment as an executive is involuntary terminated by the Company without “cause” within 12 months following a change of control transaction, or if Mr. Angel voluntary terminates his employment for “good reason” within 14 months following a change of control transaction, Mr. Angel is entitled to (i) continuation of his base salary for a period of 18 months, payable in regular payroll installments; (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until Mr. Angel becomes eligible for group insurance benefits from another employer; (iii) payment of a bonus equal to 50% of his potential annual bonus for the fiscal year in which Mr. Angel’s employment terminates; and (iv) the acceleration of the vesting of all outstanding, unvested stock options or other equity compensation held by Mr. Angel at the time of termination. The payment of these severance benefits is conditioned upon Mr. Angel timely providing a release of claims against the Company, the Company’s affiliates and related parties. For purposes of Mr. Angel’s change in control severance agreement: (i) the term “cause” is generally defined as any of the following acts committed by Mr. Angel: (a) material act of misconduct, including misappropriation of trade secrets, fraud or embezzlement; (b) crime involving dishonesty, breach of trust, physical harm to any person or moral turpitude; (c) refusal to implement or follow the lawful policies or directives of the Company or willful misconduct in the performance of his duties; (d) misfeasance or malfeasance demonstrated by his failure to perform his job duties diligently and/or in a professional manner; or (e) violation of a Company policy or procedure which is materially injurious to the Company; and (ii) the term “good reason” is generally defined as any of the following have occurred without Mr. Angel’ written consent: (a) Mr. Angel experienced a material diminution in his base salary after the company’s public announcement of a change in control; (b) Mr. Angel experienced a material diminution in his authority, duties or responsibilities as in effect immediately prior to the Company’s announcement of a change in control, provided that a change in Mr. Angel’ authority, duties, responsibilities, title or reporting person(s) following a change in control to conform to those of a management-level position consistent with the Company’s organization and needs following a change in control shall not constitute a “good reason”; (c) notification to Mr. Angel of a material change in the geographic location for the performance of his services to the company after a change in control; or (d) a material breach of the agreement by the Company after a change in control.

Greg Hagerman

Employment Agreement. In connection with his appointment as the Company’s Executive Vice President, Sales and Operations, the Company entered into an employment agreement with Mr. Hagerman effective December 1, 2011. Under the terms of this agreement, the Company agreed to pay Mr. Hagerman an annual base salary of $225,000 and a sign-on bonus comprised of (i) $42,000 cash payable at the first full payroll period after the start of employment, and (ii) the issuance of 15,000 shares of fully vested restricted stock to be issued under the Company’s Amended and Restated 2004 Stock Incentive Plan. In addition, under the terms of his employment agreement, Mr. Hagerman is eligible to receive a total potential annual cash bonus for 2012 of up to 100% of his annual salary. The amount of the bonus is based, in part, on the achievement of goals to be recommended by the Company’s Chief Executive Officer and approved by the Compensation Committee in its discretion and otherwise to be determined by the Compensation Committee in its discretion. Initially, 50% of the total potential annual bonus will be contingent upon Mr. Hagerman achieving the above-mentioned goals. Pursuant to his employment agreement, Mr. Hagerman was also granted a nonstatutory stock option to purchase up to 235,000 shares of the Company’s common stock, at an exercise price of $1.85, which, subject to acceleration of vesting in connection with a change in control (as described below under “Change of Control Severance Agreement”), vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on December 5 of each of 2012, 2013 and 2014.

The term of Mr. Hagerman’s employment agreement is three years. If the Company terminates Mr. Hagerman’s employment without “cause” and not due to Mr. Hagerman’s death or disability, and such termination takes place either before a change in control transaction or more than 12 months following a change in control transaction, Mr. Hagerman will be entitled to (i) cash severance equal to his annual base salary as in effect on the date of such termination; and (ii) the acceleration of vesting of 50% of the unvested portion of the stock option to purchase 225,000 shares issued to Mr. Hagerman under his employment agreement, provided that Mr. Hagerman signs a general release of claims. If such termination occurs within 12 months following a change in control transaction, Mr. Hagerman will be eligible to receive severance pay in accordance with the terms of the change in control severance agreement he entered into with the Company described below. Mr. Hagerman’s employment agreement also provides for the reimbursement of up to $2,300 in monthly expenses. For purposes of Mr. Hagerman’s employment agreement, the term “cause” is generally defined as any of the following acts committed by Mr. Hagerman: (i) material act of misconduct, including misappropriation of trade secrets, fraud or embezzlement; (ii) crime involving dishonesty, breach of trust, physical harm to any person or moral turpitude; (iii) breach of his employment agreement; (iv) refusal to implement or follow the lawful policies or directives of the Company or willful misconduct in the performance of his duties; (v) misfeasance or malfeasance demonstrated by his failure to perform his job duties diligently and/or in a professional manner; or (vi) violation of a Company policy or procedure which is materially injurious to the Company.

Change in Control Severance Agreement. The Company entered into a change in control severance agreement with Mr. Hagerman effective on December 1, 2011. Mr. Hagerman’s change in control severance agreement was entered into under the Company’s Change in Control Severance Plan. Under the terms of this agreement, if Mr. Hagerman’s employment as an executive is involuntary terminated by the Company without “cause” within 12 months following a change of control transaction, or if Mr. Hagerman voluntary terminates his employment for “good reason” within 14 months following a change of control transaction, Mr. Hagerman is entitled to (i) continuation of his base salary for a period of 18 months, payable in regular payroll installments; (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until

Mr. Hagerman becomes eligible for group insurance benefits from another employer; (iii) payment of a bonus equal to 50% of his potential annual bonus for the fiscal year in which Mr. Hagerman’s employment terminates; and (iv) the acceleration of the vesting of all outstanding, unvested stock options or other equity compensation held by Mr. Hagerman at the time of termination. The payment of these severance benefits is conditioned upon Mr. Hagerman timely providing a release of claims against the Company, the Company’s affiliates and related parties. For purposes of Mr. Hagerman’s change in control severance agreement: (i) the term “cause” is generally defined as any of the following acts committed by Mr. Hagerman: (a) material act of misconduct, including misappropriation of trade secrets, fraud or embezzlement; (b) crime involving dishonesty, breach of trust, physical harm to any person or moral turpitude; (c) refusal to implement or follow the lawful policies or directives of the Company or willful misconduct in the performance of his duties; (d) misfeasance or malfeasance demonstrated by his failure to perform his job duties diligently and/or in a professional manner; or (e) violation of a Company policy or procedure which is materially injurious to the Company; and (ii) the term “good reason” is generally defined as any of the following have occurred without Mr. Hagerman’ written consent: (a) Mr. Hagerman experienced a material diminution in his base salary after the company’s public announcement of a change in control; (b) Mr. Hagerman experienced a material diminution in his authority, duties or responsibilities as in effect immediately prior to the Company’s announcement of a change in control, provided that a change in Mr. Hagerman’ authority, duties, responsibilities, title or reporting person(s) following a change in control to conform to those of a management-level position consistent with the Company’s organization and needs following a change in control shall not constitute a “good reason”; (c) notification to Mr. Hagerman of a material change in the geographic location for the performance of his services to the company after a change in control; or (d) a material breach of the agreement by the Company after a change in control.

Outstanding Equity Awards at December 31, 2011

The following table discloses outstanding stock option awards and warrants held by each of the Named Executive Officers at December 31, 2011.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

	Option Awards(9)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date
Michael Marckx	—		100,000	(1)	$1.70	(2)	2/22/2021	(3)
Chief Executive Officer and President	—		100,000	(4)	1.85	(2)	4/11/2021	(3)
	—		50,000	(5)	1.50	(2)	12/15/2021	(3)

Carol Montgomery	100,000	(6)	—		$1.85	(2)	4/11/2021	(3)
Former Chief Executive Officer

Michael A. Angel(7)	97,665		—		$1.85	(2)	4/11/2021	(3)
Interim Chief Financial Officer and Treasurer

Greg Hagerman	—		235,000	(8)	$1.85	(2)	12/5/2021	(3)
Executive Vice President of Sales and Operations

(1)	Subject to accelerated vesting of all unvested options in connection with a change in control, this option vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on February 22 of each of 2012, 2013 and 2014.

(2)	The exercise price is equal to the closing price of the Company’s common stock on the respective date of grants.

(3)	All equity awards included in this table are options, except for the equity award held by Mr. Angel, which is a warrant to purchase common stock. Mr. Angel’s warrant expires ten years from original warrant issuance date to Regent Pacific (see footnote 7, below). All options expire ten years from date of grant.

(4)	Subject to accelerated vesting of all unvested options in connection with a change in control, this option vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on April 12 of each of 2012, 2013 and 2014.

(5)	Subject to accelerated vesting of all unvested options in connection with a change in control, this option vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on December 15 of each of 2012, 2013 and 2014.

(6)	In connection with Ms. Montgomery’s appointment to the Board effective as of December 15, 2011, the Company agreed to accelerate the vesting of this option, which but for the acceleration of vesting would have vested as to 1/3 of the total shares subject to this option on April 12 of each of 2012, 2013 and 2014.

(7)	Mr. Angel joined the Company on April 12, 2011 as its Interim Chief Financial Officer and Treasurer and was promoted to Chief Financial Officer and Secretary effective on January 3, 2012. The Company received Mr. Angel’s services as Interim Chief Financial Officer and Treasurer under the terms of an agreement between the Company and Regent Pacific Management Corporation (“Regent Pacific”) pursuant to which Regent Pacific agreed to provide certain management services to the Company, including providing the services of Mr. Angel to the Company as its Interim Chief Financial Officer. The Company issued a warrant to purchase 244,163 shares of the Company’s common stock at an exercise price of $1.85 per share to Regent Pacific in connection with its engagement to provide services to the Company as described above. Regent Pacific assigned a portion of such warrant to Mr. Angel, and as a result Mr. Angel holds a warrant to purchase 97,665 shares of the Company’s common stock, which is reported in this table. This warrant vested over the three month period ending July 2011.

(8)	Subject to accelerated vesting of all unvested options in connection with a change in control, this option vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on December 5 of each of 2012, 2013 and 2014.

(9)	This table above excludes options exercisable into 265,000 shares which expired unexercised at 5:00 p.m. on December 31, 2011, held by A. Stone Douglass, our former Chief Executive Officer, Acting Chief Financial Officer, Secretary and Treasurer, which are set forth in the table below.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
A. Stone Douglas	15,000(	1)	—	$3.23(2)	8/7/2018	(3)
Former Chief Executive Officer, Acting Chief Financial Officer, Secretary and Treasurer	125,000(	4)	—	1.50(5)	9/29/2018	(3)
	50,000(	6)	—	0.96(2)	5/11/2020	(3)
	25,000(	6)	—	0.96(2)	5/11/2020	(3)
	50,000(	7)	—	1.25(2)	12/8/2020	(3)

(1)	Option vested 100% on August 8, 2008.

(2)	The exercise price was equal to the closing price of the Company’s common stock on the respective date of grants.

(3)	The term of this option was for 10 years from the date of grant. However, in connection with Mr. Douglass’ resignation as the Company’s Chief Executive Officer, Acting Chief Financial Officer, Secretary and from the Board in April 2011, among other things, the Company agreed, contingent upon Mr. Douglass signing a release of claims (which was signed), to accelerate the vesting as to 50,000 shares of an option previously granted to Mr. Douglass to purchase 200,000 shares of common stock and to extend the date by which Mr. Douglass may exercise his options that have vested as of April 12, 2011 to December 31, 2011. Mr. Douglass did not exercise any options prior to the December 31, 2011 expiration date and all options expired on December 31, 2011.

(4)	This option vested and became exercisable with respect to 1/4 of the total shares subject to this option on September 29 of each of 2009 and 2010. This option ceased to vest when Mr. Douglass resigned from all of his positions with the Company in April 2011.

(5)	The exercise price of this option was repriced on May 26, 2009. The option had an exercise price well above the then recent trading prices of the Company’s common stock and, therefore, no longer provided sufficient incentive for Mr. Douglass. The exercise price was reduced from $3.28 to $1.50. The reduced price represented a 103% premium over the closing price of the Company’s common stock on May 22, 2009, the last trading day before the Compensation Committee’s decision to reprice the option.

(6)	The vesting of each of these options was subject to the achievement of certain goals by Mr. Douglass – the achievement of a financial measure and the divestiture of one of the Company’s subsidiaries, LEM S.r.l, by December 31, 2010. Both goals were achieved and each of these options became fully exercisable.

(7)	In connection with Mr. Douglass’ resignation as the Company’s Chief Executive Officer, Acting Chief Financial Officer, Secretary and from the Board in April 2011, among other things, the Company agreed, contingent upon Mr. Douglass signing a release of claims (which was signed), to accelerate the vesting as to 50,000 shares of a 200,000 share option.

Pension Benefits

We do not have any defined benefit plans at this time.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans at this time.

DIRECTOR COMPENSATION

The Company pays the following fees to its non-employee directors related to their service on the Board:

•	annual retainer of $10,000;

•	annual retainer of $3,000 for serving as chairman of the Audit Committee and $2,000 for serving as a member of the Audit Committee;

•	annual retainer of $1,000 for serving as the chairman or a member of the Compensation Committee; and

•	annual retainer of $1,000 for serving as the chairman or a member of the Nominating and Corporate Governance Committee.

In addition, the Company’s non-employee directors receive nondiscretionary, automatic grants of nonstatutory stock options annually. Non-employee directors are automatically granted an initial stock option to purchase 15,000 shares of common stock upon their appointment to the Board. Each initial stock option vests and becomes fully exercisable on the first anniversary of the date of grant subject to continued service. Also, immediately after each of the Company’s regularly scheduled annual meetings of stockholders, each non-employee director that has served on the Board for at least six months automatically receives a nonstatutory stock option to purchase 15,000 shares of common stock. Each annual stock option vests and becomes fully exercisable on the first anniversary of the date of grant. The stock options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and accelerate and become fully vested upon a change of control of the Company. Further, directors may be reimbursed for any out-of-pocket travel expenses they incur while in the performance of their responsibilities for the Company.

The following table discloses certain information concerning the compensation of the Company’s non-employee directors for the year ended December 31, 2011:

2011 Compensation of Non-Employee Directors

Name	Fees earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)	Total ($)
Greg Andrews	$12,000	$14,303	$—	$26,303
Harry Casari	14,000	14,303	—	28,303
J. David Chute (3)	—	—	—	—
Fir Geenen	5,668	14,303	—	19,971
Seth W. Hamot	13,000	14,303	—	27,303
David Mitchell	11,000	14,303	—	25,303
Carol Montgomery	439	117,320	—	117,759
John Pound	12,000	14,303	—	26,303
Stephen Roseman	12,000	14,303	—	26,303
Greg Theiss	11,000	14,303	—	25,303

(1)	In an effort to conserve the Company’s cash, the Board elected to receive stock awards in lieu of cash fees earned in respect of their annual retainers for service on the Board and its committees. Fees earned in respect of service for the first quarter of 2011 were converted at $1.60 per share, the closing price of the Company’s common stock on the last day of the first quarter of 2011, March 31, 2011, and the awards were granted on April 1, 2011. Fees earned in respect of service for the second, third and fourth quarter of 2011 were converted at $1.80 per share, the closing price of the Company’s common stock on the last day of the fourth quarter of 2011, December 31, 2011, and the awards were granted on January 3, 2012. The stock awards vested immediately upon grant and were not subject to any further service by the directors. The amounts in this column represents the grant date fair value of the restricted stock awards granted during 2011 and is computed in accordance with FASB guidance, excluding the effect of estimated forfeitures.

(2)	Represents the grant date fair value of stock option awards computed in accordance with FASB guidance, excluding the effect of estimated forfeitures under which the director has the right to purchase, subject to vesting, shares of the Company’s common stock. For the assumptions made in determining the grant date fair values of the stock option awards, see Note 10 “Share-Based Compensation” to the Company’s audited consolidated financial statements for the year ended December 31, 2011 included in its Annual Report on Form 10-K filed with the SEC on March 20, 2012.

(3)	Mr. Chute became a director in April 2012.

As of December 31, 2011, our non-employee directors had options outstanding to purchase the following number of shares of our common stock:

Name	# of Shares Subject to Outstanding Options
Greg Andrews	30,000
Harry Casari	95,000
J. David Chute (1)	—
Fir Geenen	15,000
Seth W. Hamot	45,000
David Mitchell	135,000
Carol Montgomery	100,000
John Pound	85,000
Stephen Roseman	45,000
Greg Theiss	95,000

(1)	Mr. Chute became a director in April 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table discloses certain information as of April 17, 2012 as to shares of the Company’s common stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Company’s common stock, (ii) each of the Company’s current directors and director nominees, (iii) each of the Company’s named executive officers and (iv) all of the Company’s current directors and executive officers as a group. Unless otherwise noted, the address of each beneficial owner listed in this table is: c/o SPY Inc., 2070 Las Palmas Drive, Carlsbad, California 92011. Except as indicated in the footnotes to the following table, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of the shares of Company’s common stock beneficially owned is based on 13,034,381 shares outstanding as of April 17, 2012. In addition, shares acquirable within 60 days of April 17, 2012 pursuant to options or other securities are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual, pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Number of Shares Owned	Number of Shares Acquirable within 60 days of April 17, 2012	Percentage of Shares Beneficially Owned
5% Stockholders:
Costa Brava Partnership III L.P. (1)	6,341,206	1,000,000	52.31%
The Integrity Brands Fund, L.P. (2)	1,332,281	—	10.22%
Stephens Investment Management, LLC (3)	745,961	—	5.72%
Harlingwood (Alpha), LLC (4)	712,121	—	5.46%
Directors, Nominees and Named Executive Officers:
Seth Hamot (5)	6,399,637	1,045,000	52.88%
John Pound (6)	1,372,175	85,000	11.11%
Fir Geenen (7)	716,882	15,000	5.61%
Greg Theiss	243,494	95,000	2.58%
David R. Mitchell	61,506	135,000	1.49%
Harry Casari	83,089	95,000	1.36%
Greg Andrews	48,810	30,000	0.60%
Carol Montgomery	1,856	100,000	0.78%
Stephen Roseman	23,444	45,000	0.52%
J. David Chute (8)	—	—	—
Michael Marckx	—	66,666	0.51%
Michael D. Angel	—	97,665	0.74%
Greg Hagerman	15,000	—	0.12%
All current directors and executive officers as a group (13 persons)	8,965,893	1,962,664	72.87%

(1)	Represents 6,341,206 shares held directly by Costa Brava Partnership III L.P. (“Costa Brava”) in a margin brokerage account (together with other securities) and 1,000,000 shares issuable upon the conversion of a promissory note held by Costa Brava. Seth W. Hamot, one of the Company’s directors, is the president of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava. Each of Costa Brava, Roark, Rearden & Hamot, LLC and Mr. Hamot have sole voting and dispositive power over such shares. The principal business address of each of the foregoing persons is 420 Boylston Street, Boston, MA 02116. Excludes shares held directly by Mr. Hamot, by two trusts for the benefit of Mr. Hamot’s children and by Mr. Hamot’s children, all of which are described in note 5, below.

(2)	John Pound, one of the Company’s directors, is the sole managing member of Integrity Brands Partners LLC, the general partner of The Integrity Brands Fund, L.P. The shares reported are owned directly by The Integrity Brands Fund, L.P., and indirectly by Mr. Pound, who disclaims beneficial ownership except to the extent of his pecuniary interest therein. The foregoing information is based on the Form 4 filed by Mr. Pound on January 5, 2012. The principal business address for The Integrity Brands Fund is 101 Oak Ridge Road San Rafael, CA 94903.

(3)	Includes 745,961 shares as to which voting and dispositive power is shared among Stephens Investment Management (“SIM”), Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens. Orphan Fund, L.P. (“Orphan”) holds sole voting and dispositive power as to 746,941 shares. SIM serves as general partner and investment manager of the investment limited partnerships, including Orphan, that hold the shares reported. SIM, as those investment limited partnerships’ general partner and investment manager, and Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens, as managing members and owners of SIM, may therefore be deemed to beneficially own the shares owned by such investment limited partnerships for the purposes of Rule 13d-3 of the Exchange Act insofar as they may be deemed to have the power to direct the voting or disposition of those shares. The foregoing information is based on the Schedule 13G/A filed jointly on February 14, 2012 by SIM, Paul H. Stephens, P. Bartlett Stephens, W. Bradford Stephens and Orphan. The principal business address of each of the foregoing is One Ferry Building, Suite 225, San Francisco, CA 94111.

(4)	Fir Geenen, one of the Company’s directors, is the manager of Harlingwood Investment Partners I, LLC (“HIP”), which is the manager of Harlingwood (Alpha), LLC (“Harlingwood”). HIP, as the manager of Harlingwood, has sole authority to act on behalf of Harlingwood with respect to such shares, and Mr. Geenen, as the manager of HIP, has sole authority to take action on behalf of HIP as manager of, or holder of ownership interests in, another entity. HIP and Mr. Geenen disclaim beneficial ownership of all of the shares of the common stock held by Harlingwood. The principal business address of each of Harlingwood, HIP and Mr. Geenen is 3580 Carmel Mountain Rd, Suite 460, San Diego, California 92130.

(5)	Represents 40,431 shares held directly by Seth W. Hamot, 45,000 shares issuable upon the exercise of an option held by Mr. Hamot, 6,000 shares held in two trusts for the benefit of Mr. Hamot’s children, 12,000 shares held directly by Mr. Hamot’s children, 6,341,206 shares held directly by Costa Brava and 1,000,000 shares issuable upon the conversion of a promissory note held by Costa Brava. See note 1, above.

(6)	Represents 39,894 shares held directly by John Pound, 85,000 shares issuable upon the exercise of an option held by Mr. Pound and 1,332,281 shares held directly by The Integrity Brands Fund, L.P. See note 2, above.

(7)	Represents 4,761 shares held directly by Fir Geenen, 15,000 shares issuable upon the exercise of an option held by Mr. Geenen and 712,121 shares held by Harlingwood. See note 4, above.

(8)	J. David Chute became a director after April 17, 2012. He has no beneficial ownership of Company shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

We did not enter into any transactions with related parties since January 1, 2010, and there is no currently proposed transaction, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, except as disclosed below and in “EXECUTIVE COMPENSATION” and “DIRECTOR COMPENSATION” sections above.

Promissory Notes with Costa Brava Partnership III, L.P.

In December 2010, the Company’s wholly owned subsidiary, Spy Optic Inc. (“SPY North America”), borrowed $7.0 million under a promissory note due December 31, 2012 to Costa Brava Partnership III, L.P. (“Costa Brava”), an entity that owned at December 31, 2011 approximately 49.0% of the Company’s common stock. The Chairman of the Company’s Board of Directors, Seth Hamot, is the President and sole member of Roark, Rearden & Hamot, LLC, which is the sole general partner of Costa Brava. See also “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for information regarding the beneficial ownership of the Company’s common stock by Costa Brava, Roark, Rearden & Hamot, LLC and Mr. Hamot. The promissory note replaced the $3.0 million, $1.0 million and $1.0 million promissory notes issued by SPY North America to Costa Brava in March 2010, October 2010 and November 2010, respectively, as well as provided for an additional $2.0 million in new loan proceeds. The $7.0 million promissory note required cash monthly and periodic interest payments.

On December 21, 2011, the $7.0 million promissory note was modified to (i) extend the maturity date from December 31, 2012 to June 21, 2013, and (ii) allow SPY North America, at its discretion to pay the monthly interest payments in kind starting on January 1, 2012 as an addition to the outstanding principal amount due, rather than paid in cash. SPY North America has elected to pay all monthly interest payments in kind since January 1, 2012, of which such monthly payments in kind will be due at maturity.

Interest on the $7.0 million promissory note accrues daily at the following rates from the date of issuance of the promissory note: (i) 9% per annum payable on the last day of each calendar month through December 31, 2011 and (ii) 3% per annum payable on the revised maturity date. At the Company’s discretion, interest payments may be paid in kind as an addition to the outstanding principal amount due, rather than paid in cash. In addition, the promissory note requires that SPY North America pay a facility fee of 1% of the original principal amount on each of December 31, 2011, December 31, 2012 and on the revised maturity date of June 21, 2013. The Company paid Costa Brava interest in the amounts of $400,000 and $700,000 (inclusive of charges related to the facility fee) in 2010 and 2011, respectively.

During the term of the promissory note, Costa Brava may, at its discretion, convert up to $2,250,000 of the principal amount of the promissory note into shares of the Company’s common stock at a conversion price of $2.25 per share.

In June 2011, SPY North America entered into a promissory note evidencing a $6.0 million line of credit commitment with Costa Brava. As of December 31, 2011, SPY North America had borrowed $6.0 million under this line of credit. Interest on the outstanding borrowings accrues daily at a rate equal to 12% per annum which became payable in kind in January 2012. During the year ended December 31, 2011, this line of credit required monthly and periodic cash interest payments through December 31, 2011. The Company paid Costa Brava $233,000 in interest in 2011.

On December 21, 2011, the line of credit was modified to effectively (i) accelerate the maturity date from June 30, 2014 to June 21, 2013, and (ii) allow SPY North America, at its discretion to pay the monthly interest payments in kind starting on January 1, 2012 as an addition to the outstanding principal amount due, rather than paid in cash. SPY North America has elected to pay all monthly interest payments in kind since January 1, 2012, of which such monthly payments in kind will be due at maturity.

In addition, this line of credit requires that SPY North America pay a facility fee on each of June 21 of each year until and on the maturity date, calculated as the lesser of (i) 1% of the average daily outstanding principal amount owed under the note for the 365 day period ending on such payment date or (ii) $60,000.

The aggregate principal outstanding under all credit facilities with Costa Brava at December 31, 2011 and 2010 was $13.0 million and $7.0 million, respectively. As of March 31, 2012, the aggregate principal outstanding under all credit facilities with Costa Brava was $13.7 million, which amount includes the addition to principal of the monthly interest payments that became due on the first of each month beginning on January 1, 2012 and which Spy North America elected to pay in kind by adding the amount of such monthly interest payments to principal. Since January 1, 2010, Spy North America has not paid any principal or interest on any of the amounts borrowed from Costa Brava.

Harlingwood (Alpha), LLC Stock Purchase Agreement

On February 28, 2011, the Company entered into a stock purchase agreement and registration rights agreement with Harlingwood (Alpha), LLC.

Under the terms of the stock purchase agreement, the Company sold and issued to Harlingwood 712,121 shares of the Company’s common stock in exchange for $1,174,999, or $1.65 per share. Also under the terms of the stock purchase agreement, Harlingwood is entitled to designate a director nominee in the slate of directors proposed by the Company for any future annual meeting of the Company’s stockholders provided, among other conditions: (i) the designee is approved by the nominating committee of the Board, (ii) Harlingwood continues to hold all of the 712,121 shares issued pursuant to the stock purchase agreement, (iii) such shares constitute at least three percent of the outstanding shares of the Company’s common stock at the time of the designation of the director nominee and (iv) neither Harlingwood nor any of its affiliates has engaged in any short sales of the Company’s common stock subsequent to the date of the stock purchase agreement. Mr. Fir Geenen is the designated director nominee by Harlingwood and was approved by the nominating committee of the Board. As of April 17, 2012, Harlingwood owns approximately 5.46% of the Company’s outstanding common stock. Mr. Geenen is a principal of Harlingwood Partners, which is the managing member of Harlingwood.

The registration rights agreement provides Harlingwood with piggy-back registration rights pursuant to which the Company is required to provide notice to Harlingwood of certain proposed public offerings of the Company’s common stock and, if Harlingwood so requests, register the shares of the Company’s common stock sold to Harlingwood pursuant to the stock purchase agreement for resale by Harlingwood.

Simo Holdings, Inc. / No Fear, Inc.

During the year ended December 31, 2010, Simo Holdings, Inc. (formerly known as No Fear, Inc., “No Fear”) and its affiliates beneficially owned 5% or more of the Company’s outstanding shares of common stock. However, they no longer owned shares as of December 31, 2011 and 2010. In addition, No Fear and its subsidiaries, No Fear Retail Stores, Inc. (“No Fear Retail”) and MX No Fear Europe SAS (“MX No Fear”), own retail stores in the U.S. and Europe that purchase products from the Company. Aggregated sales to the U.S. retail stores owned by the foregoing entities during the year ended December 31, 2010 were approximately $0.7 million. Accounts receivable due from such U.S. retail stores amounted to $54,000 at December 31, 2010.

Aggregated sales to the MX No Fear stores during the year ended December 31, 2010 were approximately $0.5 million. Accounts receivable due from the MX No Fear stores amounted to $208,000 at December 31, 2010.

On April 28, 2009, the Company entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”), effective as of April 30, 2009, by and among the Company’s wholly owned subsidiaries at the time (SPY North America, Spy Optic Europe S.r.l. S.U. and LEM S.r.l., which are collectively referred to as the “SPY Optic Parties”), and Mark Simo, No Fear, No Fear Retail and MX No Fear (collectively, the “No Fear Parties”). The Settlement Agreement relates to various disputes among the parties regarding outstanding accounts receivable owed to the Company by No Fear Retail and MX No Fear and certain claims by Mr. Simo regarding his compensation for services he rendered as former Chief Executive Officer of the Company.

Pursuant to the Settlement Agreement, No Fear and its subsidiaries agreed to pay all outstanding accounts receivable due to the Company as follows: (1) an aggregate of approximately €307,000 to SPY Europe on the execution of the Settlement Agreement, approximately €46,000 of which was satisfied by the return of certain goggle products and (2) an aggregate of approximately $429,000 to SPY North America, approximately $71,000 of which was paid on the execution of the Settlement Agreement with the remainder paid in monthly installments of approximately $71,000 over five months (the “Installment Payments”) with the final payment delivered on October 1, 2009. In exchange, the Company agreed to provide Mr. Simo, or such other No Fear parties as Mr. Simo may designate, with product credits in the aggregate amount of $600,000 for compensation for services rendered as the former Chief Executive Officer of the Company, less applicable payroll tax withholdings, to purchase products from the Company.

Additionally, pursuant to the Settlement Agreement, No Fear issued to the Company a promissory note in the amount of approximately $357,000 (the “No Fear Note”) to memorialize the Installment Payments. Interest of 10%, compounded annually, would have accrued if No Fear failed to make timely payment of any of the Installment Payments. The No Fear Note was secured by a pledge of 446,808 shares of the Company’s common stock held by No Fear, pursuant to a stock pledge agreement.

Pursuant to the Settlement Agreement, the SPY Optic Parties on the one hand and the No Fear Parties on the other hand each released the other with respect to any and all claims arising from or related to past dealings of any kind between the parties. The Settlement Agreement was signed on April 28, 2009, but its effectiveness was conditioned upon receipt of all funds required to be delivered on execution, which did not occur until April 30, 2009. As of December 31, 2010, the Company received payments of approximately $429,000 from No Fear and approximately €261,000 (approximately US$344,000) from MX No Fear with no further amounts due in accordance with the Settlement Agreement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following pages contain a report issued by the Audit Committee relating to its review of the accounting, auditing and financial reporting practices of the Company for the year ended December 31, 2011. Stockholders should be aware that under SEC rules, the Report of the Audit Committee of the Board is not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered certified public accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 with the Company’s management and its independent registered certified public accountants. The Audit Committee met privately with the independent registered certified public accountants and discussed issues deemed significant by the independent registered certified public accountants, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent registered certified public accountants required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered certified public accountants their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Audit Committee

Harry Casari (Chairman)

Greg Andrews

Stephen Roseman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and stockholders holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2011, all Section 16(a) filing requirements applicable to its directors, executive officers, and 10% stockholders were complied with and those reports timely filed, except as follows: (i) Michael Marckx, the Chief Executive Officer of the Company, filed one late Form 4 on April 15, 2011 with respect to an option to purchase 100,000 shares of the Company’s common stock granted to Mr. Marckx on April 12, 2011, (ii) Fir Geenen, a director of the Company, filed one late Form 4 on June 9, 2011 with respect to an option to purchase 15,000 shares of the Company’s common stock granted to Mr. Geenen on June 6, 2011, (iii) Seth Hamot, a director of the Company, filed a late Form 4 on November 28, 2011 with respect to 6,000 shares of the Company’s common stock acquired on April 11, 2008 and held by his children, and another late Form 4 on November 28, 2011 with respect to an additional 6,000 shares of the Company’s common stock acquired on February 20, 2009 and held by his children, and (iv) Costa Brava, the holder of 10% or more of the Company’s common stock, filed a late Form 4 on November 30, 2011 with respect to the acquisition of a convertible promissory note it acquired on December 20, 2010 that is convertible into up to 1,000,000 shares of the Company’s common stock.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Stockholder proposals that are intended to be presented by stockholders at the Company’s 2013 annual meeting of stockholders must be received by the Secretary of the Company no later than January [4], 2013 in order that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting. A stockholder proposal not included in the Company’s proxy statement for the 2013 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2013 annual meeting of stockholders is changed by more than 30 days from the date of this year’s annual meeting of stockholders, the Company must receive the stockholder’s notice not later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone, facsimile or other means. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the common stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company, Attn: Investor Relations Department, 2070 Las Palmas Drive, Carlsbad, California 92011, or contact Investor Relations at 760-804-8420. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies solicited by this Proxy Statement, if validly signed, dated and returned to the Company, will be voted in accordance with the judgment of the persons holding the proxies.

Whether or not you intend to be present at the Annual Meeting, the Company urges you to return your signed proxy promptly.

By Order of the Board of Directors

Michael D. Angel
May 4, 2012	Chief Financial Officer, Treasurer and Secretary

The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 has been mailed with this Proxy Statement. The Company will provide copies of exhibits to that report, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 2070 Las Palmas Drive, Carlsbad, California 92011, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of April 17, 2012 the stockholder was entitled to vote at the Annual Meeting.

Copies of the Annual Report on Form 10-K and the exhibits thereto may also be obtained through the SEC’s web site at www.sec.gov.

ANNEX A

SPY INC.

2004 STOCK INCENTIVE PLAN

(Originally Adopted by the Board on December 8, 2004 and last amended and restated by the Board on April 11, 2012)

-i-

-ii-

-iii-

SPY INC.

2004 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was originally adopted by the Board of Directors on December 8, 2004, effective as of the date of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Effective Date”) and was amended and restated by the Board on April 26, 2007. The Board further amended and restated the Plan on September 13, 2011 and April 11, 2012.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “California Participant” shall mean a Participant whose Award, when granted, was issued in reliance either on section 25111, 25112 or 25113 of the California Corporations Code. Solely to the extent required to comply with the requirements of the California Corporate Securities Law of 1968 at the time of grant and thereafter, Awards to California Participants shall also be subject to the additional terms specified in Appendix A. The Committee, in its discretion, may also elect to include some or all of the Appendix A terms in Awards to Participants who are not California Participants. Appendix A is a part of this Plan.

(e) “Change in Control” shall mean the occurrence of any of the following events:

(i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly,

of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (e)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date, or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (e)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(e) notwithstanding, no transaction nor series of related transactions described in (ii) through (iv) above with a Disqualified Party as the acquiring party shall be treated as Change in Control; provided, further, that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Stock to the public.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(h) “Company” shall mean SPY Inc., a Delaware corporation.

(i) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

(j) “Disqualified Party” shall mean any of Costa Brava Partnership III, L.P., Roark, Rearden & Hamot, LLP, Seth W. Hamot, an individual, and any affiliates of the foregoing entities and individual.

(k) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(n) “Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(o) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(p) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(q) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(r) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(s) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(t) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in Section 4(a).

(u) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(v) “Participant” shall mean an individual or estate who holds an Award.

(w) “Plan” shall mean this 2004 Stock Incentive Plan of SPY Inc., as amended from time to time.

(x) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(y) “Restricted Share” shall mean a Share awarded under the Plan.

(z) “Restricted Stock Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(aa) “SAR” shall mean a stock appreciation right granted under the Plan.

(bb) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(cc) “Service” shall mean service as an Employee, Consultant or Outside Director.

(dd) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(ee) “Stock” shall mean the Common Stock of the Company.

(ff) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(gg) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(hh) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(ii) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(jj) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of

Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities . Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards, either at the time of the award or sale or thereafter, without the consent of the Offeree or Optionee) and to specify the provisions of the Restricted Stock Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Restricted Stock Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement if the Offeree’s or Optionee’s rights or obligations would be adversely affected;

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

(xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Restricted Stock Agreement; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule . Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors.

(i) Each Outside Director who first joins the Board of Directors on or after the Effective Date, and who was not previously an Employee, shall receive a Nonstatutory Option to purchase 15,000 Shares (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors. The Shares subject to each Option granted under this Section 4(b)(i) shall vest and become exercisable on the first anniversary of the date of grant. Notwithstanding the foregoing, each such Option shall become vested in full if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(ii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring after the adoption of the Plan, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase 15,000 Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months. Each Option granted under the preceding sentence of this Section 4(b)(ii) shall fully vest and become exercisable on the first anniversary of the date of grant; provided, however, that each such Option shall become exercisable in full immediately prior to the next regular annual meeting of the Company’s stockholders following such date of grant in the event such meeting occurs prior to such first anniversary date. Notwithstanding the foregoing, each Option granted under this Section 4(b)(ii) shall become vested in full if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(iii) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

(iv) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the day before the tenth anniversary of the date of grant of such Options or (B) the date twelve months after the termination of such Outside Director’s Service for any reason;

provided, however, that any such Options that are not vested upon the termination of the Outside Director’s Service for any reason shall terminate immediately and may not be exercised.

(c) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded (and the maximum number of Shares which may be issued pursuant to the exercise of ISOs) under the Plan shall not exceed 5,025,000 Shares, plus an annual increase on the first day of each fiscal year during the term of the Plan, with the next such annual increase occurring on January 1, 2013, in each case in an amount equal to the lesser of (i) 700,000 Shares, (ii) 10% of the outstanding Shares on the last day of the immediately preceding year, or (iii) an amount determined by the Board. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Option/SAR Limitation. Subject to the provisions of Section 11, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 500,000 Shares.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement .. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c). A Stock Option Agreement may specify that the exercise price of an NSO may vary in accordance with a predetermined formula. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) Leaves of Absence. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(j) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option.

(k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(l) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

(g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, may alter or impair his or her rights or obligations under such SAR.

SECTION 10. STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Section 5(a) and (b);

(iii) The number of NSOs to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

The Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the Treasury Regulations or other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award agreement as the Committee deems necessary to comply with such requirements. Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. If upon a Participant’s “separation from service” (as defined in Code Section 409A), he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s separation from service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.

This Plan, and (unless otherwise provided in the Award agreement) all Awards, shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the Plan or any related Award agreement.

SECTION 16. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 17. TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17 shall be void and unenforceable against the Company.

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically at the close of business on December 7, 2014. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect any Award previously granted under the Plan.

[Remainder of this page intentionally left blank]

SECTION 20. EXECUTION.

To record the amendment and restatement of the Plan by the Board of Directors on April 11, 2012, the Company has caused its authorized officer to execute the same.

SPY INC.

By
Name
Title

APPENDIX 1 TO ANNEX A

Additional Terms of Awards to California Participants

To the extent necessary to comply with the California Corporate Securities Law of 1968 as amended, the following additional terms listed under items 1 through 6 below shall apply to any Award that is granted to a California Participant with a grant date that is on or after March 25, 2010 (“California Award”):

1. With respect to a California Award issued to any California Participant who is not an officer, director, Outside Director or Consultant, such California Award shall become exercisable, or any repurchase right in favor of the Company shall lapse, at the rate of at least 20% per year over five years from the date of grant subject to continuous Service status.

2. The following rules shall apply to any California Award in the event of termination of the California Participant’s Service:

(a)	If such termination was for reasons other than death or Total and Permanent Disability or cause, the California Participant shall have at least 30 days after the date of such termination to exercise any of his/her vested outstanding Options or SARs (but in no event later than the expiration of the term of such Option or SAR established by the Committee as of the grant date).

(b)	If such termination was due to death or Total and Permanent Disability, the California Participant shall have at least six months after the date of such termination to exercise any of his/her vested outstanding Options or SARs (but in no event later than the expiration of the term of such Option or SAR established by the Committee as of the grant date).

(c)	Post-termination, the Company’s right to repurchase from the California Participant any vested Shares that the California Participant has acquired from a California Award shall include the following terms: (A) the Company’s right to repurchase must be exercised within the later of six months after (i) termination of the California Participant’s Service or (ii) the date that such Shares were purchased pursuant to an Option or SAR exercise, (B) the repurchase price shall not be less than the Fair Market Value of the Shares as of the date of termination, and (C) consideration for the repurchase shall consist of cash or cancellation of purchase money indebtedness, and (D) such repurchase right shall lapse when no longer required under California state securities laws.

(d)	Post-termination, the Company’s right to repurchase from the California Participant any unvested Shares that the California Participant has acquired from a California Award shall include the following terms: (A) the Company’s right to repurchase must be exercised within the later of six months after: (i) termination of the California Participant’s Service or (ii) the date that such Shares were purchased pursuant to an Option or SAR exercise, (B) the repurchase price shall not be less than the original purchase price of the Shares, (C) consideration for the repurchase shall consist of cash or cancellation of purchase money indebtedness and (D) such repurchase right shall lapse at the rate of at least 20% of the total Shares subject to the Award over the five year period following the date of grant subject to the California Participant’s continuous Service status.

3. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities without the receipt of consideration by the Company, then there shall be a proportionate adjustment of (i) the number of Shares purchasable under each outstanding Option or SAR, (ii) the Exercise Price of each outstanding Option and SAR and (iii) the number of outstanding Shares issued under the Plan.

4. Shares acquired under a California Award shall carry equal voting rights as similar equity securities on all matters where such vote is permitted by applicable law.

5. The Company shall furnish summary financial information of the Company’s financial condition and results of operations, consistent with the requirements of applicable California regulations, at least annually to each California Participant during the period such California Participant has one or more California Awards outstanding, and in the case of a California Participant who acquired Shares from a California Award, during the period such California Participant owns such Shares. The Company shall not be required to provide such information to those California Participants whose duties in connection with the Company assure their access to equivalent information. The information provided does not need to be audited financial information.

6. Except if the requisite super-majority approval of at least two-thirds of outstanding Company securities entitled to vote as provided in section 260.140.45(a) of Title 10 of the California Code of Regulations is obtained, at no time shall the total number of securities issuable under this Plan exceed 30% of the Company’s then outstanding securities (measured on an as if converted basis with respect to securities convertible into Shares) as calculated under section 260.140.45 of Title 10 of the California Code of Regulations.

In addition to the above items in this Appendix A, with respect to any California Participant who at one time was holding one or more California Awards but no longer has any such outstanding California Awards, such California Participant shall be required to promptly provide the Company with written notice as soon as such California Participant no longer is holding any Shares that were issued under a California Award. For avoidance of doubt, the obligation to provide this notice to the Company shall apply even if the California Participant is no longer providing Service and/or is no longer holding outstanding California Awards (but is holding Shares that were issued under a California Award). The requirements of this paragraph shall no longer be applicable once the Company’s obligations under item 5 in this Appendix A are no longer applicable.

PROXY

SPY INC.

Annual Meeting of Stockholders, June 6, 2012

This Proxy is Solicited on Behalf of the Board of Directors of SPY INC.

The undersigned revokes any previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held on June 6, 2012 and the Proxy Statement and hereby appoints Michael Marckx and Michael A. Angel, or any one of them with full power of substitution, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of SPY INC. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2012 Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 2070 Las Palmas Drive, Carlsbad, California on June 6, 2012 at 9:00 a.m. (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on this proxy card. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the recommendations of the board of directors of the Company. The proxies cannot vote your shares unless you sign and return this card.

Copies of the 2012 Proxy Statement and the 2011 Annual Report on Form 10-K are available online at investor.spyoptic.com.

P R O X Y	PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENT?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(Reverse Side)

ANNUAL MEETING PROXY CARD

The Company’s board of directors recommends a vote FOR the election of each of director nominees listed below, and a vote FOR each of proposals two and three. This proxy, when properly executed, will be voted as specified below. If no specification is made, this proxy will be voted FOR the election of each of director nominees listed below, and FOR each of proposals two and three.

☒	Please mark votes as in this example.

1.	Election of Directors

To elect the following directors to serve until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	FOR	AGAINST	ABSTAIN

01 Greg Andrews	☐	☐	☐

02 Harry Casari	☐	☐	☐

03 J. David Chute	☐	☐	☐

04 Fir Geenen	☐	☐	☐

05 Seth W. Hamot	☐	☐	☐

06 David Mitchell	☐	☐	☐

07 Carol Montgomery	☐	☐	☐

08 John Pound	☐	☐	☐

09 Stephen Roseman	☐	☐	☐

10 Greg Theiss	☐	☐	☐

2.	Ratification of Accountants

To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the year ending December 31, 2012.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	Approval of SPY Inc. Amended and Restated 2004 Stock Incentive Plan

To approve the SPY Inc. Amended and Restated 2004 Stock Incentive Plan.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Mark box at right if you plan to attend the annual meeting ☐

Mark box at right if an address change or comment has been noted on reverse side of this card ☐

Please sign and date where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature	Date	Signature	Date